Exhibit 10.1

Execution Version

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TERM LOAN AGREEMENT

Dated as of February 2, 2018

by and among

STANDARD DIVERSIFIED OPPORTUNITIES INC.,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS BORROWERS,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Term Lenders,

and

CRYSTAL FINANCIAL LLC,

as Term Agent

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TABLE OF CONTENTS

ARTICLE I. THE TERM LOAN		1
1.1	Amount of the Term Loan; Protective Overadvances	1
1.2	Evidence of Term Loan; Term Notes	3
1.3	Interest	4
1.4	Loan Accounts	4
1.5	Optional Prepayments of the Term Loan	5
1.6	Mandatory Repayments and Prepayments of the Term Loan	5
1.7	Fees	6
1.8	Payments by the Borrowers	8
1.9	Return of Payments; Procedures	9

ARTICLE II. CONDITIONS PRECEDENT		10

ARTICLE III. REPRESENTATIONS AND WARRANTIES		14
3.1	Corporate Existence and Power	14
3.2	Corporate Authorization; No Contravention	14
3.3	Governmental and Third Party Authorization	15
3.4	Binding Effect	15
3.5	Litigation	15
3.6	No Default	15
3.7	ERISA Compliance and Foreign Benefit Plans	16
3.8	Use of Proceeds; Margin Regulations	16
3.9	Ownership of Property; Liens	16
3.10	Taxes	17
3.11	Financial Condition	17
3.12	Environmental Matters	18
3.13	Regulated Entities	19
3.14	Solvency	19
3.15	Labor Relations	19
3.16	Intellectual Property	19
3.17	Brokers’ Fees; Transaction Fees	19
3.18	Insurance	19
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	20
3.20	Jurisdiction of Organization; Chief Executive Office	20
3.21	Locations of Inventory, Equipment and Books and Records	20
3.22	Deposit Accounts and Other Accounts	20
3.23	Government Contracts and Material Contracts	20
3.24	Customer Relations	20
3.25	Bonding	21
3.26	Full Disclosure	21
3.27	Foreign Assets Control Regulations and Anti-Money Laundering	21
3.28	Patriot Act	21
3.29	Collateral Documents, Etc.	21
3.30	Quality Acquisition	22

ARTICLE IV. AFFIRMATIVE COVENANTS		23
4.1	Financial Statements	23
4.2	Certificates; Other Information	24

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4.3	Notices	25
4.4	Preservation of Corporate Existence, Etc.	27
4.5	Maintenance of Property	27
4.6	Insurance	27
4.7	Performance of Obligations	28
4.8	Compliance with Laws	29
4.9	Inspection of Property and Books and Records; Field Exams	29
4.10	Use of Proceeds	29
4.11	Cash Management Systems	30
4.12	Landlord and Bailee Agreements	30
4.13	Further Assurances	30
4.14	Environmental Matters	31
4.15	Leases	32
4.16	Senior Ranking	32
4.17	Foreign Pension Plans and Benefit Plans	32

ARTICLE V. NEGATIVE COVENANTS		32
5.1	Limitation on Liens	32
5.2	Disposition of Assets	33
5.3	Consolidations and Mergers	34
5.4	Acquisitions; Loans and Investments	34
5.5	Limitation on Indebtedness	35
5.6	Employee Loans and Transactions with Affiliates	36
5.7	Margin Stock; Use of Proceeds	37
5.8	Contingent Obligations	37
5.9	Compliance with ERISA	37
5.10	Restricted Payments	38
5.11	Change in Business	38
5.12	Change in Structure; Foreign Subsidiaries	39
5.13	Changes in Accounting, Name or Jurisdiction of Organization	39
5.14	Amendments to Certain Indebtedness Documents	39
5.15	No Burdensome Agreements	39
5.16	OFAC; Patriot Act	39
5.17	Sale-Leasebacks	40
5.18	Hazardous Materials	40
5.19	Guaranty Under Material Indebtedness Agreement	40
5.20	TPB MNPI	40
5.21	Loan to Value Covenant	40
5.22	Financial Covenants.	40
5.23	WT Securities Account	41

ARTICLE VI. EVENTS OF DEFAULT		41
6.1	Events of Default	41
6.2	Remedies	44
6.3	Rights Not Exclusive	44

ARTICLE VII. TERM AGENT		44
7.1	Appointment and Duties	44
7.2	Binding Effect	45
7.3	Use of Discretion	46

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7.4	Delegation of Rights and Duties	46
7.5	Reliance and Liability	46
7.6	Term Agent Individually	48
7.7	Term Lender Credit Decision	48
7.8	Expenses; Indemnities; Withholding	49
7.9	Resignation	50
7.10	Release of Collateral or Borrowers	50

ARTICLE VIII. MISCELLANEOUS		51
8.1	Amendments and Waivers	51
8.2	Notices	53
8.3	Electronic Transmissions	53
8.4	No Waiver; Cumulative Remedies	54
8.5	Costs and Expenses	55
8.6	Indemnity	55
8.7	Marshaling; Payments Set Aside	56
8.8	Successors and Assigns	56
8.9	Assignments and Participations; Binding Effect	56
8.10	Non-Public Information; Confidentiality	59
8.11	Set-off; Sharing of Payments	61
8.12	Counterparts; Facsimile Signature	61
8.13	Severability	61
8.14	Captions	61
8.15	Independence of Provisions	61
8.16	Interpretation	62
8.17	No Third Parties Benefited	62
8.18	Governing Law and Jurisdiction	62
8.19	Waiver of Jury Trial	63
8.20	Entire Agreement; Release; Survival	63
8.21	Patriot Act	64
8.22	Additional Waivers	64
8.23	Creditor-Debtor Relationship	65
8.24	Actions in Concert	66
8.25	Agency of the Designated Borrower for Each Other Borrower	66
8.26	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	66

ARTICLE IX. TAXES, YIELD PROTECTION AND ILLEGALITY		67
9.1	Taxes	67
9.2	Increased Costs and Reduction of Return	69
9.3	Certificates of Term Lenders	70
9.4	Illegality; Inability to Determine Rates; Amendment to LIBOR, Etc.	70

ARTICLE X. DEFINITIONS; OTHER INTERPRETIVE PROVISIONS		71
10.1	Defined Terms	71
10.2	Other Interpretive Provisions	98
10.3	Accounting Terms and Principles	99
10.4	Payments	99

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EXHIBITS

Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 10.1(a)	Form of Assignment
Exhibit 10.1(b)	Form of Initial Term Note
Exhibit 10.1(c)	Form of Delayed Draw Term Note
Exhibit 10.1(d)	Form of Delayed Draw Term Loan Borrowing Request

SCHEDULES

Schedule 1.1	Term Loan Commitments
Schedule 3.5	Litigation
Schedule 3.7	Benefit Plans
Schedule 3.9	Ownership of Property; Liens
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.17	Brokers’ Fees; Transaction Fees
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts and Material Contracts
Schedule 3.24	Customer and Trade Relations
Schedule 3.25	Bonding
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.8	Contingent Obligations
Schedule 8.2	Addresses for Notices

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TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (including all exhibits hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of February 2, 2018, by and among STANDARD DIVERSIFIED OPPORTUNITIES INC., a Delaware corporation (“SDOI”), STANDARD OUTDOOR LLC, a Delaware limited liability company (“Standard Outdoor”), STANDARD OUTDOOR SOUTHWEST LLC, a Delaware limited liability company (“Standard Outdoor SW”), STANDARD OUTDOOR SOUTHEAST I LLC, a Delaware limited liability company (“Standard Outdoor SEI”), STANDARD OUTDOOR SOUTHEAST II LLC, a Delaware limited liability company (“Standard Outdoor SEII”), the other Persons party hereto that are designated as “Borrowers” (collectively with SDOI, Standard Outdoor, Standard Outdoor SW, Standard Outdoor SEI and Standard Outdoor SEII, the “Borrowers” and each a “Borrower”), CRYSTAL FINANCIAL LLC, a Delaware limited liability company (in its individual capacity, “Crystal”), as administrative agent and collateral agent (in such capacities, the “Term Agent”) for the financial institutions from time to time party to this Agreement (collectively, the “Term Lenders” and individually each a “Term Lender”) and for itself, and the Term Lenders.

WITNESSETH:

WHEREAS, the Borrowers have requested, and the Term Lenders have agreed to make available to the Borrowers, certain Term Loan facilities to (a) finance portions of the Outdoor Acquisitions (as defined herein), (b) finance future Permitted Acquisitions (as defined herein), (c) fund certain fees and expenses, and (d) provide working capital for the Borrowers, in each case, as provided herein; and

WHEREAS, the Borrowers desire to secure all of their Obligations under the Loan Documents by granting to the Term Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of their Property;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
THE TERM LOAN

1.1           Amount of the Term Loan; Protective Overadvances.

(a)          Initial Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers contained herein, each Term Lender with an Initial Term Loan Commitment severally and not jointly agrees to make a term loan to the Borrowers (such loans, collectively, the “Initial Term Loan”) on the Closing Date in an amount equal to such Term Lender’s Initial Term Loan Commitment. Upon such Term Lender’s making of its portion of the Initial Term Loan, the Initial Term Loan Commitment of such Term Lender shall be terminated automatically in full. Any portion of the Initial Term Loan repaid or prepaid may not be reborrowed.

(b)          Delayed Draw Term Loan.

(i)          Delayed Draw Term Loan. On or prior to the Delayed Draw Term Loan Commitment Expiration Date, and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers contained herein, each Term Lender with a Delayed Draw Term Loan Commitment severally and not jointly agrees to make one or more term loans to the Borrowers (such loans, collectively, the “Delayed Draw Term Loan”) in an aggregate amount not to exceed such Term Lender’s Delayed Draw Term Loan Commitment; provided that, except as expressly permitted in the definition of “Permitted Acquisition”, no Junior Lien Borrower shall receive or direct the proceeds of any Delayed Draw Term Loan. Any portion of the Delayed Draw Term Loan repaid or prepaid may not be reborrowed.

(ii)         Automatic Commitment Reductions. Upon such Term Lender’s making of its portion of each Delayed Draw Term Loan, the Delayed Draw Term Loan Commitment of such Term Lender shall be reduced automatically on a dollar-for-dollar basis. If, on the date that is (A) six (6) months after the Closing Date, the aggregate Delayed Draw Term Loan Commitments are greater than $10,000,000 (after giving effect to any Delayed Draw Term Loan Borrowing to be made on such date), then the aggregate Delayed Draw Term Loan Commitments shall be reduced automatically to $10,000,000 on such date, (B) nine (9) months after the Closing Date, the aggregate Delayed Draw Term Loan Commitments are greater than $5,000,000 (after giving effect to any Delayed Draw Term Loan Borrowing to be made on such date), then the aggregate Delayed Draw Term Loan Commitments shall be reduced automatically to $5,000,000 on such date, and (C) the Delayed Draw Term Loan Commitment Expiration Date, the aggregate Delayed Draw Term Loan Commitments are greater than $0 (after giving effect to any Delayed Draw Term Loan Borrowing to be made on such date), then the aggregate Delayed Draw Term Loan Commitments shall be terminated automatically in full on such date. Any such commitment reductions shall be allocated ratably to the Term Lenders’ respective Delayed Draw Term Loan Commitments.

(iii)        Voluntary Commitment Reductions. The Designated Borrower may, upon written notice to the Term Agent, voluntarily reduce the aggregate Delayed Draw Term Loan Commitments. Each such notice shall be irrevocable, must be received by the Term Agent not later than 11:00 a.m., New York time, three (3) Business Days prior to the date of the requested commitment reduction. Any such commitment reductions shall be allocated ratably to the Term Lenders’ respective Delayed Draw Term Loan Commitments.

(iv)        Minimum Amounts; Limitation on Number of Borrowings. Each Delayed Draw Term Loan Borrowing shall be in an aggregate amount of at least $2,000,000 (or, if less, the remaining amount of the undrawn Delayed Draw Term Loan Commitments).

(v)         Borrowing Procedures. Each Delayed Draw Term Loan Borrowing shall be made upon the Designated Borrower’s irrevocable notice to the Term Agent. Each such notice shall be in the form of a written Delayed Draw Term Loan Borrowing Request, appropriately completed and signed by a Responsible Officer of the Designated Borrower, and must be received by the Term Agent not later than 11:00 a.m., New York time, three (3) Business Days prior to the date of the requested Delayed Draw Term Loan Borrowing. Promptly following receipt of a Delayed Draw Term Loan Borrowing Request, the Term Agent shall advise each Term Lender of the details thereof and the amount of such Term Lender’s Delayed Draw Term Loan to be made as part of the requested Delayed Draw Term Loan Borrowing.

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(c)          Incremental Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers contained herein, the Designated Borrower may, from time to time after the Closing Date, request that the Term Lenders increase their Term Loan Commitments (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”) in an aggregate amount not to exceed $25,000,000; provided that, (i) no Default or Event of Default shall have occurred and be continuing on such requested funding date or arise as a result of the funding of such Incremental Term Loan, (ii) the representations and warranties of the Borrowers set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such requested funding date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date), (iii) the proceeds of any each such Incremental Term Loan shall be used solely to finance Permitted Acquisitions consummated substantially concurrently with the incurrence thereof and to fund fees and expenses associated with the consummation of such Permitted Acquisitions; and (iv) any such increase shall be on terms and conditions acceptable to the Term Agent, and the Borrowers shall have entered into an amendment to this Agreement in form and substance acceptable to the Term Agent reflecting such terms and conditions, in all cases, in the Term Agent’s sole discretion. None of Crystal, the Term Agent, any Term Lender, or any other Person shall have any obligation to approve or make any Incremental Term Loan. When requesting any Incremental Term Loan, the Designated Borrower shall deliver to the Term Agent a certificate from a Responsible Officer of the Designated Borrower, in form and substance satisfactory to the Term Agent, certifying to the above conditions precedent. Any Incremental Term Loan shall be on substantially the same terms as the existing facility under this Agreement. Any portion of any Incremental Term Loan repaid or prepaid may not be reborrowed.

(d)          Protective Overadvances. Notwithstanding anything to the contrary contained in this Agreement, the Term Agent may require the Term Lenders to make advances (a “Protective Overadvance”) so long as the Term Agent determines, in its sole discretion, such Protective Overadvance necessary or desirable to preserve or protect any Collateral, or to enhance the collectability or repayment of Obligations, or to pay any other amounts chargeable to Borrowers under any Loan Documents, including costs, fees and expenses; provided, however, that the Term Agent may not cause the Term Lenders to make Protective Overadvances in an aggregate amount in excess of $2,500,000. If a Protective Overadvance is made pursuant to the preceding sentence, then each Term Lender shall be obligated to make such Protective Overadvance based upon its Pro Rata Percentage thereof. All Protective Overadvances shall (i) bear interest at the default rate under Section 1.3(c), (ii) be due and payable upon demand of the Term Agent or of the Required Lenders, and (iii) constitute Obligations hereunder and be secured by the Collateral. Any Protective Overadvances made under this clause (c) shall be made by the Term Agent as determined by the Term Agent in its reasonable discretion.

1.2           Evidence of Term Loan; Term Notes. The portion of the Term Loan made by each Term Lender is evidenced by this Agreement and, if requested by such Term Lender, an Initial Term Note and/or Delayed Draw Term Note, as the case may be, payable to such Term Lender in an amount equal to such Term Lender’s Initial Term Loan and/or Delayed Draw Term Loan, as the case may be.

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1.3           Interest.

(a)          Subject to Sections 1.3(c), 1.3(d), and 9.4, the Term Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR plus the Applicable Margin. Each determination of an interest rate by the Term Agent shall be conclusive and binding on the Borrowers and the Term Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)          Interest on the Term Loan shall be paid in cash in arrears on each Interest Payment Date. Interest shall also be paid in cash on the date of any payment or prepayment of the Term Loan (on the amount so paid or prepaid) and on the Termination Date.

(c)          At the election of the Term Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 6.1(f) or 6.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Term Loan under the Loan Documents from and after the occurrence of such Event of Default at a rate per annum which is determined by adding two percent (2.00%) per annum to the interest rate then in effect. All such interest shall be payable on demand of the Term Agent or the Required Lenders.

1.4           Loan Accounts.

(a)          The Term Agent, on behalf of the Term Lenders, shall record on its books and records the amount of the Term Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Term Agent shall deliver to the Designated Borrower, at the reasonable request of the Designated Borrower, a loan statement setting forth such record for the period so requested. Such record shall, absent manifest error, be conclusive evidence of the amount of the Term Loan made by the Term Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Term Note) to pay any amount owing with respect to the Term Loan or provide the basis for any claim against the Term Agent or any Term Lender.

(b)          The Term Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this Section 1.4(b), shall establish and maintain at its address referred to in Section 8.2 (or at such other address as the Term Agent may notify the Designated Borrower) (A) a record of ownership (the “Register”) in which the Term Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Term Agent and each Term Lender in the Term Loan and any assignment of any such interest or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Term Lenders (and each change thereto pursuant to Section 8.9), (2) the outstanding amount of the Term Loan, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Term Agent from any Borrower and its application to the Obligations.

(c)          The Borrowers, the Term Agent and the Term Lenders shall treat each Person whose name is recorded in the Register as a Term Lender for all purposes of this Agreement so long as, with respect to assignments, any such assignment is recorded in accordance with Section 8.9(c). Information contained in the Register with respect to any Term Lender shall be available for access by the Designated Borrower during normal business hours and from time to time upon at least one Business Day’s prior notice. No Term Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Term Lender unless otherwise agreed by the Term Agent.

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1.5           Optional Prepayments of the Term Loan.

(a)          Optional Prepayments. The Borrowers may, upon prior written notice to the Term Agent from the Designated Borrower, at any time or from time to time voluntarily prepay the Term Loan in whole or in part; provided that (i) such notice must be received by the Term Agent not later than 11:00 a.m., New York time, two (2) Business Days prior to any date of prepayment of any portion of the Term Loan, and (ii) such prepayment shall be accompanied by interest on the amount so prepaid and any related Early Termination Fee. Any amounts prepaid pursuant to this Section 1.5 in respect of the principal amount of the Term Loan shall be applied to the principal repayment installments thereof in inverse order of maturity.

(b)          Notice. Once provided, any notice of a prepayment of the Term Loan shall not thereafter be revocable by the Designated Borrower and the Term Agent will promptly notify each applicable Term Lender thereof and of such Term Lender’s Pro Rata Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.5, the Borrowers shall pay any related Early Termination Fee.

1.6           Mandatory Repayments and Prepayments of the Term Loan.

(a)          Repayments of the Term Loan. The Borrowers shall repay to the Term Lenders in full on the Termination Date the aggregate principal amount of the Term Loan and all other Obligations outstanding on the Termination Date. Scheduled installments for an Incremental Term Loan, to the extent not specified in Section 1.2, shall be as specified in the applicable amendment.

(b)          Certain Prepayment Events. If at any time or from time to time:

(i)          a Borrower shall make a Disposition (other than a Disposition permitted by Section 5.2(a), (b), (c) or (e)) in excess of $250,000 in the aggregate in any Fiscal Year; or

(ii)         a Borrower shall suffer an Event of Loss in excess of $250,000 in the aggregate in any Fiscal Year; or

(iii)        a Borrower or any Subsidiary shall issue or incur Indebtedness (other than Permitted Indebtedness) (the events described in clauses (i) through (iii) of this clause (b) being collectively referred to herein as “Prepayment Events”),

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then (A) the Designated Borrower shall promptly notify the Term Agent in writing of such Prepayment Event (including the amount of the estimated Net Proceeds to be received by a Borrower and/or such Subsidiary in respect thereof) and (B) within two (2) Business Days (or immediately in the case of any issuance or incurrence of Indebtedness that is not Permitted Indebtedness) after receipt by a Borrower and/or such Subsidiary of any Net Proceeds of such Prepayment Event, the Designated Borrower shall deliver, or cause to be delivered, an amount equal to such Net Proceeds to the Term Agent for distribution to the Term Lenders as a prepayment of the Term Loan, which prepayment shall be applied in accordance with Section 1.8(c)(i) or Section 1.8(c)(ii), as the case may be; provided, however, that the Borrowers shall be permitted to replace, repair, restore or rebuild the assets subject to such Event of Loss, or replace or purchase assets (so long as such purchase constitutes a Permitted Acquisition) in the case of a Disposition, provided that (i) such Event of Loss or Disposition could not reasonably be expected to have a Material Adverse Effect, (ii) no Default or Event of Default has occurred and is continuing, (iii) pending such replacement, repair, restoration, rebuilding or purchase, such Net Proceeds shall be held in a Control Account subject to a Control Agreement in favor of the Term Agent and (iv) any such Net Proceeds arising from such Event of Loss or Disposition not used to so replace or purchase assets following such Disposition, or replace, repair, restore or rebuild the Collateral subject to such Event of Loss, as the case may be, within 180 days after the receipt of such Net Proceeds (or, to the extent committed to be so used pursuant to a binding written agreement with a third party which is not an Affiliate of the Borrower entered into during such 180-day period, not so used within 180 days after such original 180-day period expires) shall be applied to the prepayment of the Term Loan in accordance with Section 1.8(c)(i) or Section 1.8(c)(ii), as the case may be. All prepayments of the principal amount of the Term Loan from events described in this Section 1.6(b) shall be accompanied by interest and any related Early Termination Fee.

(c)          Loan to Value Default. If the Borrowers fail to comply with the covenant set forth in Section 5.21, then the Designated Borrower shall immediately notify the Term Agent in writing of such failure and shall immediately deliver, or cause to be delivered, to the Term Agent for distribution to the Term Lenders as a prepayment of the Term Loan, an amount that is sufficient (after being applied in accordance with Section 1.8(c)(i) or Section 1.8(c)(ii), as the case may be) to cause the Borrowers to be in compliance with the covenant set forth in Section 5.21. All prepayments of the principal amount of the Term Loan pursuant to this Section 1.6(c) shall be accompanied by interest and any related Early Termination Fee.

(d)          No Implied Consent or Waiver of Default. Provisions contained in this Section 1.6 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Term Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents or waiver of any Default or Event of Default.

1.7           Fees.

(a)          Fee Letter. The Borrowers shall pay to the Term Agent, for its own account or for the account of any other Person entitled thereto (as applicable), in Dollars, fees in the amounts and at the times specified in the Fee Letter.

(b)          Unused Fee. The Borrowers shall pay to the Term Agent, for the ratable account of the Term Lenders based on their relative Delayed Draw Term Loan Commitments, in Dollars, a non-refundable unused fee in an aggregate amount equal to 0.50% per annum of the aggregate undrawn Delayed Draw Term Loan Commitments. Such unused fee shall be payable in arrears on each Interest Payment Date and on the Termination Date.

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(c)          Early Termination Fee.

(i)          In the event that, at any time on or prior to the third anniversary of the Closing Date, either (x) the Borrowers prepay, or are required to prepay, the Term Loan in whole or in part, including, without limitation, as a result of an acceleration of the Obligations after the occurrence of an Event of Default or as a result of any refinancing of the Obligations, or (y) all or any portion of the Delayed Draw Term Loan Commitments are reduced or terminated (other than (A) any reduction or termination thereof resulting from a Delayed Draw Term Loan Borrowing or (B) any expiration thereof), including, without limitation, as a result of a termination of the Delayed Draw Term Loan Commitments after the occurrence of an Event of Default or as a result of any refinancing of the Obligations (such prepayment or required prepayment, or commitment reduction or termination, as the case may be, an “Early Termination Fee Event”), then, on the date of such Early Termination Fee Event, the Borrowers shall pay an early termination fee (the “Early Termination Fee”) to the Term Agent, for the ratable benefit of the applicable Term Lenders, in an amount equal to (A) at any time on or prior to the first anniversary of the Closing Date, the greater of (1) three percent (3.00%) of the amount of the Term Loan so prepaid or required to be prepaid, or the amount of the Delayed Draw Term Loan Commitments so reduced or terminated, as the case may be, and (2) the Make-Whole Amount, (B) at any time after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, two percent (2.00%) of the amount of the Term Loan so prepaid or required to be prepaid, or the amount of the Delayed Draw Term Loan Commitments so reduced or terminated, as the case may be, or (C) at any time after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, one percent (1.00%) of the amount of the Term Loan so prepaid or required to be prepaid, or the amount of the Delayed Draw Term Loan Commitments so reduced or terminated, as the case may be.

(ii)         All parties to this Agreement agree and acknowledge that the Term Lenders will have suffered damages on account of the Early Termination Fee Event and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Term Lenders on account thereof. The Early Termination Fee shall be earned and due and payable upon the earlier of the date any prepayment is made or is required to be made, or the date of such commitment reduction or termination, as the case may be.

(iii)        Without limiting the generality of the foregoing, it is understood and agreed that if the Term Loan and the related Obligations are accelerated for any reason, including because of default or the commencement of any Insolvency Proceeding or by operation of law or otherwise, the Early Termination Fee, if any, determined as of the date of acceleration will be due and payable as though the Term Loan was voluntarily prepaid as of such date and the Delayed Draw Term Loan Commitments were voluntarily terminated as of such date, and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Term Lender’s lost profits as a result thereof. The Borrowers agree that payment of any Early Termination Fee due hereunder is reasonable under the circumstances currently existing. The Early Termination Fee, if any, shall also be payable in the event the Obligations (and/or the Term Loan Agreement or the Term Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), agreement or deed in lieu of foreclosure or by any other means. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EARLY TERMINATION FEE IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE TERM LOAN AND THE RELATED OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR PURSUANT TO A PLAN OF REORGANIZATION. The Borrowers expressly agree that: (A) the Early Termination Fee is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Term Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Early Termination Fee; and (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that their agreement to pay the Early Termination Fee to the Term Lenders as herein described is a material inducement to the Term Lenders to make the Term Loan and extend the Delayed Draw Term Loan Commitments.

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1.8           Payments by the Borrowers.

(a)          All payments (including prepayments) to be made by each Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, and shall, except as otherwise expressly provided herein, be made to the Term Agent (for the ratable account of the Persons entitled thereto) and shall be made in Dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due. Any payment which is received by the Term Agent later than 1:00 p.m. (New York time) may in the Term Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made, and shall be deemed to be due, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)          (i) Subject to Section 1.8(c)(ii), all payments (other than payments received pursuant to Section 1.6(a), which payments shall be applied as set forth in such Section 1.6(a)) received by the Term Agent and the Term Lenders in respect of any Obligation shall be applied to the Obligations as follows:

first, to the payment of any Protective Overadvance funded by the Term Agent or any Term Lender;

second, to payment of interest, fees (including, without limitation, any Early Termination Fee), costs and expenses and any other amounts then due and payable by the Borrowers under this Agreement and the other Loan Documents;

third, to payment of the principal of the Term Loan;

fourth, any remainder shall be for the account of the Borrowers or whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Term Lenders or other Persons entitled to payment shall receive an amount equal to its Pro Rata Percentage of amounts available to be applied.

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(ii)         Notwithstanding any provision herein to the contrary, (A) during the continuance of a Default or an Event of Default, the Term Agent may, and shall upon the direction of Required Lenders, apply any and all payments received by the Term Agent and the Term Lenders in respect of any Obligation in accordance with clauses first through sixth below, and (B) without limiting the foregoing, all amounts collected or received by the Term Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, pro rata, to the payment of any Protective Overadvance funded by the Term Agent or any Term Lender and fees, costs and expenses, including Attorney Costs, of the Term Agent payable or reimbursable by the Borrowers under the Loan Documents;

second, to payment of Attorney Costs of the Term Lenders payable or reimbursable by the Borrowers under this Agreement (subject to any limitations set forth herein (including Section 8.5));

third, to payment of all accrued unpaid interest on the Obligations and fees (including, without limitation, any Early Termination Fee) owed to the Term Agent and the Term Lenders;

fourth, to payment of principal of the Term Loan;

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of the Borrowers or whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Term Lenders or other Persons entitled to payment shall receive an amount equal to its Pro Rata Percentage of amounts available to be applied.

1.9           Return of Payments; Procedures.

(a)          Return of Payments.

(i)          If the Term Agent pays an amount to a Term Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Term Agent from the Borrowers and such related payment is not received by the Term Agent, then the Term Agent will be entitled to recover such amount from such Term Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)         If the Term Agent determines at any time that any amount received by the Term Agent under this Agreement or any other Loan Document must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Term Agent will not be required to distribute any portion thereof to any Term Lender. In addition, each Term Lender will repay to the Term Agent on demand any portion of such amount that the Term Agent has distributed to such Term Lender, together with interest at such rate, if any, as the Term Agent is required to pay to the Borrowers or such other Person, without setoff, counterclaim or deduction of any kind, and the Term Agent will be entitled to set-off against future distributions to such Term Lender any such amounts (with interest) that are not repaid on demand.

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(b)          Procedures. The Term Agent is hereby authorized by each Borrower and each Secured Party to establish reasonable procedures (and to amend such procedures in a reasonable manner from time to time) to facilitate administration and servicing of the Term Loan and other matters incidental thereto. Without limiting the generality of the foregoing, the Term Agent is hereby authorized to establish reasonable procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

ARTICLE II.
CONDITIONS PRECEDENT

2.1           The obligation of each Term Lender to make its portion of the Initial Term Loan on the Closing Date is subject to satisfaction or waiver of the following conditions in a manner reasonably satisfactory to the Term Agent:

(a)          Loan Documents. The Term Agent shall have received on or before the Closing Date, each in form and substance reasonably satisfactory to the Term Agent, this Agreement, a Term Note for each Term Lender requesting a Term Note, the Fee Letter, the Collateral Documents and certificates evidencing any certificated Stock being pledged thereunder, together with undated Stock powers executed in blank, and all other Loan Documents, each duly executed by the applicable parties thereto;

(b)          Payment Direction Letter; Funds Flow Memorandum; Etc. The Term Agent shall have received a letter of direction from the Designated Borrower directing where the proceeds of the Initial Term Loan are to be made and attaching a funds-flow memorandum setting forth the sources and uses of such proceeds, which funds-flow memorandum shall be in form and substance reasonably satisfactory to the Term Agent (the “Funds Flow Memorandum”) and shall contain the details of how funds from each source are to be transferred to particular uses and the wire transfer instructions for the particular uses of such funds. The Designated Borrower shall have identified, in writing, not later than five (5) Business Days prior to the Closing Date, each Person (other than any Borrower) that will directly receive proceeds of the Initial Term Loan to be made on the Closing Date and the Term Agent shall have received such information required by the Term Agent or any Term Lender under its “know your customer” compliance procedures with respect to each such Person;

(c)          No Material Adverse Change. Since the date of the most recent audited financial information delivered to the Term Agent in respect of Borrowers prior to the Closing Date, no Material Adverse Effect shall have occurred;

(d)          No Litigation. No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to (i) materially and adversely affect the transactions contemplated hereby or (ii) result in a Material Adverse Effect;

(e)          Financial Statements. The Term Agent shall have received and be satisfied with the (a) audited Consolidated balance sheets and related income statements of income, stockholders’ equity and cash flows for SDOI and its Consolidated Subsidiaries for the Fiscal Year ended at December 31, 2016, and (b) unaudited Consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of SDOI and its Consolidated Subsidiaries for each subsequent Fiscal Quarter ended through September 30, 2017;

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(f)          Minimum Liquidity at Closing. The Term Agent shall have received a duly completed written calculation in form and substance acceptable to the Term Agent, dated as of Closing Date, certified by a Responsible Officer of the Designated Borrower, which shall evidence that after giving effect to the making of the Initial Term Loan, the other transactions contemplated to be effective on the Closing Date and, on a pro forma basis, the consummation of the Vista Acquisition following the Closing Date, Liquidity shall not be less than $4,000,000, and the Term Agent, in its sole discretion, shall be satisfied that all accounts payable, leases, payments due under other Indebtedness and taxes are paid current (excluding good faith disputes related thereto);

(g)          No Liens. The Term Agent shall be satisfied that the Obligations do not give rise to any obligation of any Borrower or its Subsidiaries to grant any security interest or Lien in respect of any existing Indebtedness of such Borrower or its Subsidiaries or violate any of the terms of the agreements with respect to such existing Indebtedness;

(h)          Approvals. The Term Agent shall have received (i) satisfactory evidence that the Borrowers have obtained all required consents and approvals of all Persons (including all requisite Governmental Authorities or third parties), to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of transactions contemplated hereby and thereby or (ii) an officer’s certificate in form and substance reasonably satisfactory to the Term Agent affirming that no such consents or approvals are required;

(i)          Payment of Fees. The Borrowers shall have paid all fees required to be paid on the Closing Date (including, without limitation, the fees specified in the Fee Letter), and shall have reimbursed the Term Agent, for all fees, costs and expenses of closing presented at least one (1) Business Day prior to the Closing Date;

(j)          Solvency. The Term Agent shall have received a certificate of a Responsible Officer of the Designated Borrower certifying that both before and after giving effect to (i) the Initial Term Loan made on the Closing Date, (ii) the consummation of the other transactions contemplated hereby to occur on the Closing Date, (iii) on a pro forma basis, the consummation of the Vista Acquisition following the Closing Date, and (iv) the payment and accrual of all transaction costs in connection with the foregoing, the Borrowers, taken as a whole, and the Borrowers and their Subsidiaries, on a Consolidated basis, are Solvent;

(k)          Perfection. All filings, recordations and searches reasonably necessary or otherwise reasonably requested by the Term Agent in connection with the Liens to be granted to the Term Agent under the Loan Documents shall have been duly made, and all documents and instruments required to perfect the Term Agent’s security interest in the Collateral shall have been executed, delivered, and filed, and all filing and recording fees and taxes shall concurrently with such filing or recordation be duly paid;

(l)          Reserved.

(m)          Opinions of Counsel; Corporate Documents. The Term Agent and the Term Lenders shall have received (i) customary opinions of counsel (including all applicable local counsel) to the Borrowers (which shall cover, among other things, authority, legality, validity, binding effect, perfection and enforceability of the Loan Documents and other matters as the Term Agent may reasonably require), and (ii) such customary corporate resolutions, certificates and other documents as the Term Agent shall reasonably require.

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(n)          Representations and Warranties. The representations and warranties of the Borrowers set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Closing Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);

(o)          No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to the making of the Initial Term Loan;

(p)          Governmental Regulations. No material change in governmental regulations or policies adversely affecting the Term Agent, the Term Lenders or any Borrower shall have occurred prior to the Closing Date;

(q)          Completion of Business and Legal Due Diligence. The Term Agent and its counsel shall have completed all business and legal due diligence with respect to the Borrowers and their Subsidiaries, and the results of such business and legal due diligence shall be satisfactory to the Term Agent and its counsel;

(r)           Projections and Business Plan. The Term Agent shall have received the projections and business plan of each of the Borrowers and their Subsidiaries and shall be satisfied with them (including, without limitation, that the minimum Liquidity on the Closing Date is sufficient to (1) allow the Borrowers to meet ongoing liquidity needs, including the payment and performance of current and projected customer contracts and (2) fund the Borrowers’ and their Subsidiaries’ operations and pay accounts payable in accordance with historical practices);

(s)           No Default or Breach of Material Contracts. The Term Agent shall have received a certificate of a Responsible Officer of the Designated Borrower certifying that no breach or default (or event or condition, which after notice or lapse of time, or both, would constitute a breach or default) has occurred and is continuing under any Material Contract;

(t)           Quality Acquisition. The Quality Acquisition Documents shall be in form and substance reasonably satisfactory to the Term Agent and shall have been delivered to the Term Agent. All conditions precedent to the consummation of the Quality Acquisition shall have been satisfied (or waived with the consent of the Term Agent), and the Quality Acquisition shall have been consummated (or shall be consummated concurrently with the funding of the Initial Term Loan on the Closing Date) in accordance with the terms of the Quality Acquisition Documents, without any amendment, modification or waiver of any of the provisions thereof that would be adverse to the Term Agent or the Term Lenders without the consent of the Term Agent;

(u)          Quality Seller Note. The Quality Seller Note shall be on terms satisfactory to the Term Agent and shall have been delivered to the Term Agent;

(v)          TPB Pledged Stock. The Term Agent shall have received evidence that the TPB Stock pledged to the Term Agent as Collateral satisfies all of the requirements set forth in the definition of TPB Pledged Stock, including without limitation the Term Agent’s receipt of a Control Agreement for the securities account in which such TPB Stock is maintained; and

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(w)          Other Information. Term Agent shall have received such other certificates, documents and agreements as Term Agent, any Term Lender or their respective counsel may have reasonably requested.

2.2           The obligation of each Term Lender to make its portion of any Delayed Draw Term Loan comprising a Delayed Draw Term Loan Borrowing is subject to satisfaction or waiver of the following conditions in a manner reasonably satisfactory to the Term Agent:

(a)          Delayed Draw Term Loan Borrowing Request. The Term Agent shall have received a Delayed Draw Term Loan Borrowing Request for such Delayed Draw Term Loan Borrowing, directing where the proceeds of such Delayed Draw Term Loan Borrowing are to be made and attaching a funds-flow memorandum setting forth the sources and uses of such proceeds as well as the remaining funding sources and uses necessary to consummate the Permitted Acquisition to be financed with the proceeds of such Delayed Draw Term Loan Borrowing, which funds-flow memorandum shall be in form and substance reasonably satisfactory to the Term Agent and shall contain the details of how funds from each source are to be transferred to particular uses and the wire transfer instructions for the particular uses of such funds. The Designated Borrower shall have identified, in writing, not later than five (5) Business Days prior to the date of such Delayed Draw Term Loan Borrowing, each Person (other than any Borrower) that will directly receive proceeds of such Delayed Draw Term Loan Borrowing and the Term Agent shall have received such information required by the Term Agent or any Term Lender under its “know your customer” compliance procedures with respect to each such Person;

(b)          No Material Adverse Change. Since the date of the most recent audited financial information delivered to the Term Agent in respect of Borrowers prior to the Closing Date, no Material Adverse Effect shall have occurred;

(c)          No Litigation. No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to (i) materially and adversely affect the transactions contemplated hereby or (ii) result in a Material Adverse Effect;

(d)          Payment of Fees. The Borrowers shall have paid all fees required to be paid on the date of such Delayed Draw Term Loan Borrowing (including, without limitation, the fees specified in the Fee Letter);

(e)          Representations and Warranties. The representations and warranties of the Borrowers set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Delayed Draw Term Loan Borrowing (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date); provided, however, that the representations and warranties set forth in Section 3.30 shall be deemed to refer to the Permitted Acquisition to be consummated on the date of such Delayed Draw Term Loan Borrowing, instead of the Quality Acquisition, mutatis mutandis; and

(f)          No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to such Delayed Draw Term Loan Borrowing.

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The request by Borrowers and acceptance by the Borrowers of the proceeds of any portion of the Term Loan shall be deemed to constitute, as of the Closing Date or the date of the applicable Delayed Draw Term Loan Borrowing, as the case may be, (i) a representation and warranty by each of the Borrowers that the conditions in this Article II have been satisfied and (ii) a reaffirmation by each Borrower of the granting and continuance of the Term Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Borrowers, jointly and severally, as an inducement for the Term Agent and Term Lenders to enter into this Agreement and to extend the Term Loan represent and warrant to the Term Agent and each Term Lender that the following are true, correct and complete (including after giving effect to the Vista Acquisition, on a pro forma basis as if such Acquisition was consummated on the Closing Date):

3.1           Corporate Existence and Power. Each Borrower and each of their respective Subsidiaries:

(a)          is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)          has all requisite power and authority and all governmental licenses, authorizations, Permits, consents and approvals to (i) own its assets, (ii) carry on its business and (iii) execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c)          is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d)          is in compliance with all Requirements of Law, except where the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2           Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Borrowers of this Agreement, and by each Borrower and each of their respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary organizational action, and do not and will not:

(i)          contravene the terms of any of that Person’s Organization Documents;

(ii)         conflict with or result in the creation of any Lien (except Liens created pursuant to the Loan Documents) under any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject;

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(iii)        conflict with or result in any breach or contravention of any document evidencing any Material Contract or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iv)        violate any Requirements of Law.

3.3           Governmental and Third Party Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any Subsidiary of any Borrower of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to the Term Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

3.4           Binding Effect. This Agreement and each other Loan Document to which any Borrower is a party constitute the legal, valid and binding obligations of each such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceedings in equity or at law.

3.5           Litigation. There are no actions, suits or proceedings pending, or to the knowledge of each Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, any Subsidiary of any Borrower or any of their respective Properties which:

(a)          purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)          could reasonably be expected to result in a Material Adverse Effect.

As of the Closing Date, except as specifically disclosed in Schedule 3.5, there are no actions, suits or proceedings pending, or to the knowledge of each Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, any Subsidiary of any Borrower or any of their respective Properties. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. No Borrower or any Subsidiary of any Borrower is the subject of an audit or, to each Borrower’s knowledge, any review or investigation by any Governmental Authority concerning the violation or possible violation of any Requirements of Law or any Permits maintained by the Borrowers or their Subsidiaries which could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

3.6           No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower or the grant or perfection of the Term Agent’s Liens on the Collateral or the consummation of the transactions contemplated under the Credit Agreement and the other Loan Documents. No Borrower and no Subsidiary of any Borrower is in default under or with respect to (i) any Material Contract in any respect or (ii) any other Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

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3.7           ERISA Compliance and Foreign Benefit Plans.

(a)          U.S. Plans. Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, all Benefit Plans. None of the Borrowers or their respective Subsidiaries are a member of any Controlled Group nor do they maintain or contribute to any Title IV Plan or any Multiemployer Plan. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except those that would not reasonably be expected to result in Liabilities in excess of $50,000, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Borrower, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Borrower incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and Liabilities (contingent or otherwise) remain outstanding.

(b)          Foreign Pension Plan and Benefit Plans. None of the Borrowers or any of their Subsidiaries maintain or contribute to, or are required to maintain or contribute to, any Foreign Benefit Plans and Foreign Pension Plans.

3.8           Use of Proceeds; Margin Regulations. No Borrower and no Subsidiary of any Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. The Funds Flow Memorandum and each Delayed Draw Term Loan Borrowing Request contains a description of the Borrowers’ sources and uses of funds on the Closing Date or the date of the applicable Delayed Draw Term Loan Borrowing, as the case may be, including the Term Loan or the Delayed Draw Term Loan comprising such Delayed Draw Term Loan Borrowing, as the case may be, and details how funds from each source are to be transferred to particular uses.

3.9           Ownership of Property; Liens. Each Borrower and each of their respective Subsidiaries has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except Permitted Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Borrower and each of their respective Subsidiaries. Each of the Borrowers and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all of its Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, except for Permitted Liens and such immaterial defects in title or where failure to own such personal property or have such leasehold interest would not be material. None of the Real Estate owned by any Borrower or any Subsidiary of any Borrower is subject to any Liens other than Permitted Liens. As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

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3.10         Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. No Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11         Financial Condition.

(a)          Each of (i) the audited Consolidated balance sheets of SDOI and its Consolidated Subsidiaries dated December 31, 2016, and the related audited Consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date for SDOI and its Consolidated Subsidiaries, and (ii) the unaudited interim Consolidated balance sheet of SDOI and its Consolidated Subsidiaries for each Fiscal Month ending thereafter and the related unaudited Consolidated statements of income, shareholders’ equity and cash flows:

(x)          were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y)          present fairly in all material respects the Consolidated financial condition of SDOI and its Consolidated Subsidiaries, as applicable, as of the dates thereof and results of operations for the periods covered thereby.

(b)          The pro forma unaudited Consolidated balance sheet of SDOI and its Consolidated Subsidiaries dated September 30, 2017, delivered to the Term Agent and the Term Lenders on or before the Closing Date was prepared by the Borrowers giving pro forma effect to the transaction contemplated under this Agreement and the other Loan Documents and the transactions contemplated hereby, was based on the unaudited Consolidated balance sheet of SDOI and its Consolidated Subsidiaries dated September 30, 2017, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

(c)          Since December 31, 2016, there has been no Material Adverse Effect.

(d)          The Borrowers and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.8.

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(e)          All financial performance projections delivered to the Term Agent, including the financial performance projections delivered to the Term Agent and the Term Lenders on or before the Closing Date, represent each Borrower’s best good faith estimate of future financial performance and are based on assumptions believed by such Borrower to be fair and reasonable in light of current market conditions (it being understood that (i) such projections are as to future events and are not to be viewed as facts, and (ii) actual results during the period or periods covered by any such projections may differ from the projected results).

3.12         Environmental Matters.

Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect:

(a)          The operations of each Borrower and each of their respective Subsidiaries are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law.

(b)          No Borrower and no Subsidiary of any Borrower is party to, and no Borrower and no Subsidiary of any Borrower and no Real Estate currently (or to the knowledge of any Borrower previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Borrower, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws.

(c)          No Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Borrower or any Subsidiary of any Borrower and, to the knowledge of any Borrower, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such Property.

(d)          No Borrower and no Subsidiary of any Borrower has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate.

(e)          All Real Estate currently (or to the knowledge of any Borrower previously) owned, leased, subleased, operated or otherwise occupied by or for any such Borrower and each Subsidiary of each Borrower is free of contamination by any Hazardous Materials.

(f)          No Borrower and no Subsidiary of any Borrower (i) is or has been engaged in, or, to the knowledge of any Borrower, has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

(g)          Each Borrower has made available to the Term Agent copies of all material existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Borrowers or any of their Subsidiaries.

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3.13         Regulated Entities. None of any Borrower, any Person controlling any Borrower, or any Subsidiary of any Borrower, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14         Solvency. Both before and after giving effect to (a) the Initial Term Loan made on the Closing Date, (b) each Delayed Draw Term Loan made on the date of each Delayed Draw Term Loan Borrowing, (c) the consummation of the other transactions contemplated hereby to occur on the Closing Date or the date of such Delayed Draw Term Loan Borrowing, as the case may be, and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrowers, taken as a whole, and the Borrowers and their Subsidiaries, on a Consolidated basis, are Solvent.

3.15         Labor Relations. As of the Closing Date, there are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Borrower, threatened) against or involving any Borrower. Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Borrower, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Borrower and (c) no such representative has sought certification or recognition with respect to any employee of any Borrower.

3.16         Intellectual Property. Schedule 3.16 sets forth a true and complete list of the following Intellectual Property each Borrower and each Subsidiary owns or licenses to use as of the Closing Date: (i) Intellectual Property that is registered or subject to applications for registration and (ii) Internet Domain Names, separately identifying that owned and licensed to such Borrower or such Subsidiary and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Borrower with respect thereto. Each Borrower and each Subsidiary of each Borrower owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted. To the Borrowers’ knowledge, the conduct and operations of the businesses of each Borrower does not in any material respect infringe, misappropriate, dilute, violate or otherwise impair any material Intellectual Property owned by any other Person and no other Person has contested any right, title or interest of any Borrower or any Subsidiary of any Borrower in, or relating to, any material Intellectual Property.

3.17         Brokers’ Fees; Transaction Fees. Except for fees payable to Term Agent and the Term Lenders or as otherwise set forth in Schedule 3.17, none of the Borrowers or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18         Insurance. Schedule 3.18 lists all insurance policies of any nature maintained as of the Closing Date for current occurrences by each Borrower, including issuers, coverages and deductibles. Each of the Borrowers and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Borrowers and, to the extent relevant, owning similar Properties in localities where such Person operates. The Borrowers shall not reduce the coverage amounts under their liability policies without the prior consent of the Term Agent.

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3.19         Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date, no Borrower and no Subsidiary of any Borrower (i) has any Subsidiaries, or (ii) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Borrowers and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable (if applicable), and free and clear of all Liens other than with respect to the Stock and Stock Equivalents of each of the Borrowers and Subsidiaries of each of the Borrowers, as applicable, those in favor of Term Agent, for the benefit of the Secured Parties and Permitted Liens. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, all of the issued and outstanding Stock of each Borrower and each Subsidiary of each Borrower is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, as of the Closing Date there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 is a true and complete organizational chart of the Borrowers and all of their Subsidiaries as of the Closing Date.

3.20         Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Borrower’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Borrower’s chief executive office or sole place of business.

3.21         Locations of Inventory, Equipment and Books and Records. As of the Closing Date, each Borrower’s (a) Inventory and Equipment (other than Inventory or Equipment in transit or out for repair and the locations of billboards) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21, and (b) books and records concerning the Collateral are kept at a location in the United States.

3.22         Deposit Accounts and Other Accounts. Schedule 3.22 lists all banks and other financial institutions at which any Borrower maintains deposit, securities or other accounts as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a brief description of the purpose of the account, and the complete account number therefor.

3.23         Government Contracts and Material Contracts. Except as set forth on Schedule 3.23, as of the Closing Date no Borrower is a party to (i) any material contract or agreement with any Governmental Authority and no Borrower’s Accounts are subject to the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar state or local law or (ii) any other Material Contract.

3.24         Customer Relations. Except as set forth on Schedule 3.24, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Borrower or any Subsidiary of any Borrower with any customer or group of customers which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

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3.25         Bonding. Except as set forth in Schedule 3.25, as of the Closing Date, no Borrower is a party to or bound by any surety bond agreement, indemnification agreement in respect of any surety bond agreement or bonding requirement with respect to products or services sold by it (exclusive of product warranties in the Ordinary Course of Business).

3.26         Full Disclosure. None of the representations or warranties made by any Borrower or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement, certificate or other writing furnished by or on behalf of any Borrower or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Borrower to the Term Agent or the Term Lenders prior to the Closing Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered; provided, that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, and if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

3.27         Foreign Assets Control Regulations and Anti-Money Laundering. Each Borrower and each Subsidiary of each Borrower is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Borrower and no Subsidiary or Affiliate of a Borrower (a) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.28         Patriot Act. The Borrowers, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of the Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.29         Collateral Documents, Etc. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Term Agent for the benefit of the Secured Parties a legal, valid, enforceable and perfected first-priority Lien (subject only to Permitted Liens and, as to priority, only to Permitted Liens under Section 5.1(d), (e), (f), (g) or (h) or that have priority under applicable law) on all right, title and interest of the respective Borrowers in the Collateral described therein.

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3.30         Quality Acquisition.

(a)          (i) None of the Borrowers, and, to the Borrowers’ knowledge, no other parties to any Quality Acquisition Document is in default of any of its material obligations under such Quality Acquisition Document, (ii) to the Borrowers’ knowledge, all written information with respect to the Quality Acquisition and the business and assets to be acquired in connection with such Acquisition furnished to the Term Agent by any Borrower or on behalf of any Borrower, was, at the time the same were so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, to the extent necessary to give the Term Agent and Tern Lenders a true and accurate knowledge of the subject matter of each of them in relation to such Acquisition and the business and assets to be acquired in connection with such Acquisition, in all material respects, (iii) no representation, warranty or statement made by any Borrower, or, to the Borrowers’ knowledge, any other party to any Quality Acquisition Document, at the time they were made in any Quality Acquisition Document, or any agreement, certificate, statement or document required to be delivered pursuant to any Quality Acquisition Document, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such Quality Acquisition Documents not misleading in light of the circumstances in which they were made, and (iv) after giving effect to the transactions contemplated by this Agreement, the Quality Acquisition Documents and Loan Documents, Standard Outdoor SEI will have good title to the assets to be purchased pursuant to the Quality Acquisition Documents, free and clear of all Liens other than Permitted Liens.

(b)          The Borrowers did not and will not incur or assume any liabilities or obligations pursuant to or in connection with the Quality Acquisition other than those liabilities and obligations set forth on the Schedules attached hereto or as otherwise permitted hereunder.

(c)          The Borrowers have delivered to the Term Agent a complete and correct copy of each Quality Acquisition Document, including all schedules and exhibits thereto. Such Quality Acquisition Documents sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of each such Quality Acquisition Document has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Voting Power or Indebtedness of each Borrower, and, to the Borrowers’ knowledge, each other Person party thereto as required by Requirements of Law or by any applicable corporate or other organizational documents) on the part of each Borrower, and, to the Borrowers’ knowledge, each other Person party thereto. Each Quality Acquisition Document is the legal, valid and binding obligation of each Borrower thereto and, to the Borrowers’ knowledge, the other parties thereto, enforceable against such parties in accordance with its terms.

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(d)          All aspects of the transactions contemplated by the Quality Acquisition Documents have been effected in all material respects in accordance with terms of the Quality Acquisition Documents and Requirements of Law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Government Authorities required in order to consummate the transactions in accordance with the terms of the Quality Acquisition Documents and all Requirements of Law shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the transactions contemplated by the Quality Acquisition Documents.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that, so long as the Term Loan or any other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1           Financial Statements. Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements required to be delivered hereunder in conformity with GAAP (provided that quarterly and monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrowers shall deliver to the Term Agent and the Term Lenders and in form and detail reasonably satisfactory to the Term Agent:

(a)          as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, copies of the audited Consolidated (and, in the case of SDOI’s financial statements, consolidating) balance sheets of each of (i) SDOI and its Consolidated Subsidiaries, (ii) PGI and its Consolidated Subsidiaries and (iii) TPB and its Consolidated Subsidiaries, in each case, as at the end of such year and the related Consolidated (and, in the case of SDOI’s financial statements, consolidating) statements of income or operations, shareholders’ equity and cash flows of each such Person and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by reports and opinions of independent certified public accounting firm reasonably acceptable to the Term Agent, which reports and opinions shall be certified without a going concern or like qualification or exception and without any qualification or exception as to the scope of audit (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrowers’ independent certified public accountants), stating that such financial statements fairly present, in all material respects, the financial position and results of operations of each such Person and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

(b)          as soon as available, but not later than forty-five (45) days after the end of the Fiscal Month ending February 28, 2018, and thirty (30) days after the end of each Fiscal Month thereafter, copies of unaudited financial statements of SDOI on a standalone basis for such Fiscal Month and for the portion of the Fiscal Year then ended, prepared on a cash basis in form and scope reasonably satisfactory to the Term Agent; and

(c)          as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter, copies of the unaudited Consolidated (and, in the case of SDOI’s financial statements, consolidating) balance sheets of each of (i) SDOI and its Consolidated Subsidiaries and (ii) TPB and its Consolidated Subsidiaries, in each case, as at the end of such quarter and the related Consolidated (and, in the case of SDOI’s financial statements, consolidating) statements of income or operations, shareholders’ equity and cash flows of each such Person and its Consolidated Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrowers by an appropriate Responsible Officer of the Designated Borrower as being complete and correct, in all material respects, and fairly presenting, in all material respects, the financial position and the results of operations of each such Person and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior quarters, subject to normal year-end adjustments and absence of footnote disclosures.

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4.2           Certificates; Other Information. The Borrowers shall deliver to the Term Agent and the Term Lenders and in form and detail reasonably satisfactory to Term Agent:

(a)          together with each delivery of financial statements pursuant to Section 4.1(a), (i) a management discussion and analysis report, in reasonable detail, signed by a Responsible Officer of the Designated Borrower, describing the operations and financial condition of the Borrowers and their Subsidiaries for such Fiscal Year, (ii) a report setting forth in comparative form the corresponding figures for corresponding periods of the previous Fiscal Year, and (iii) a report setting forth in comparative form the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(e) and discussing the reasons for any significant variations;

(b)          concurrently with the delivery of the financial statements and other financial deliverables referred to in Sections 4.1(a) and 4.1(c) above, a fully and properly completed Compliance Certificate, certified on behalf of the Borrowers by a Responsible Officer of the Designated Borrower (it being understood that the Compliance Certificate delivered in connection with each of the financial statements referred to in Section 4.1(a) and 4.1(c) shall contain the certification of compliance with all of the covenants contained in Section 5.22);

(c)          promptly after the same are sent, copies of all financial statements and reports which SDOI sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)          concurrently with the delivery of the financial statements referred to in Section 4.1(b), to the extent that there is any updated information to provide, a list of any applications for the registration of any Patent, Trademark (and a list of any “intent to use” Trademark applications for which a registration has issued or a “Statement of Use” or “Amendment to Allege Use” has been filed) or Copyright filed by any Borrower with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(e)          not less than thirty (30) days following the commencement of each Fiscal Year, the annual budget of the Borrowers prepared by management of the Designated Borrower, in form and scope satisfactory to the Term Agent, with projections, Consolidated balance sheets and statements of income or operations and cash flows of the Borrowers and their Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Termination Date occurs), which budget shall include (i) each Borrower and its Consolidated Subsidiaries, which Borrower is a direct subsidiary of SDOI (consisting of Standard Outdoor and its Consolidated Subsidiaries as of the Closing Date), on a GAAP basis, (ii) PGI and its Consolidated Subsidiaries, on a GAAP basis, and (iii) SDOI, on a cash basis;

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(f)          promptly upon receipt thereof, copies of any reports submitted by each Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems, operations, financial condition or properties of any Borrower (or their Subsidiaries) made by such accountants, including any comment letters submitted by such accountants to management of any Borrower in connection with their services;

(g)          (i) not less than five (5) Business Days prior to the consummation of the transactions relating to any Permitted Refinancing, drafts of documents relating to any Permitted Refinancing and (ii) concurrently with the consummation of any such Permitted Refinancing, copies, certified by a Responsible Officer of the Designated Borrower as being complete and correct, of the fully executed documents relating to such Permitted Refinancing;

(h)          as soon as practicable, in any event at least ten (10) Business Days prior thereto, copies of any waiver, consent, amendment or permanent prepayment or permanent commitment reduction (and the amount thereof) to be entered into pursuant to any Subordinated Indebtedness Documents; and

(i)          promptly, such additional business, financial, perfection certificates and other information as the Term Agent may from time to time reasonably request.

4.3           Notices. The Designated Borrower shall notify promptly Term Agent of each of the following:

(a)          the occurrence or existence of any Default or Event of Default;

(b)          any breach or non-performance of, or any default under (i) any Material Contract or (ii) any Contractual Obligation of any Borrower or any Subsidiary of any Borrower, or any violation of, or non-compliance with, any Requirements of Law, which, in the case of this clause (ii) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, and including, in the case of clauses (i) and (ii), a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)          any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Borrower or any Subsidiary of any Borrower and any Governmental Authority or any suspension or revocation of any Permits granted by a Governmental Authority to a Borrower or any Subsidiary of any Borrower that could reasonably be expected to result in Liabilities in excess of $100,000;

(d)          the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary of any Borrower (i) in which more than $100,000 of damages is claimed, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

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(e)          (i) the receipt by any Borrower or any Subsidiary of any written notice of violation of or potential liability or similar notice under Environmental Law which would be reasonably expected to result in material Environmental Liabilities, (ii) (A) unpermitted Releases, (B) the existence of any condition that would reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in material Environmental Liabilities, (iii) the receipt by any Borrower or any Subsidiary of notification that any Property of any Borrower or any Subsidiary is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in material Environmental Liabilities;

(f)          (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within five (5) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)          any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Term Agent and the Term Lenders pursuant to this Agreement;

(h)          any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary of any Borrower;

(i)          any labor controversy resulting in or, to the knowledge of any Borrower, threatening to result in, any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving any Borrower or any Subsidiary of any Borrower;

(j)          the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Borrower of any Stock or Stock Equivalent;

(k)          (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of income or franchise or other material taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise; or

(l)          any “default” or “event of default” under any Subordinated Indebtedness Document, the Vista Seller Note or the Quality Seller Note.

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Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Designated Borrower, on behalf of the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time. Each notice under Section 4.3(a) shall describe with reasonable particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4           Preservation of Corporate Existence, Etc. Each Borrower shall, and shall cause each of its Subsidiaries to:

(a)          preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b)          preserve and maintain in full force and effect all rights, privileges, qualifications, Permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3;

(c)          preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it in the Ordinary Course of Business;

(d)          unless otherwise agreed in writing by the Term Agent and the Required Lenders, preserve or renew all Intellectual Property material to its business; and

(e)          conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person and shall comply with the terms of its IP Licenses material to its business.

4.5           Maintenance of Property. Except as permitted in Section 5.2, each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is material to be used in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof.

4.6           Insurance. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Borrowers and such Subsidiaries as are customarily carried by businesses of the size and character of the business of the Borrowers and their Subsidiaries with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrowers) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Borrowers and acceptable to the Term Agent and (b) cause all such insurance relating to any Property or business of any Borrower to name the Term Agent as additional insured or lender’s loss payee as agent for the Term Lenders, as appropriate. All policies of insurance on real and personal Property of the Borrowers will contain an endorsement, in form and substance acceptable to the Term Agent, showing loss payable to the Term Agent naming the Term Agent as lenders loss payee as agent for the Term Lenders) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Term Agent, will provide that the insurance companies will give the Term Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Borrowers or any other Person shall affect the right of the Term Agent to recover under such policy or policies of insurance in case of loss or damage. Each Borrower shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to the Term Agent; provided that each Borrower shall be permitted to replace, repair, restore or rebuild the Collateral subject to such Event of Loss in accordance with, and to the extent permitted under, Section 1.6(b). If any insurance proceeds are paid by check, draft or other instrument payable to any Borrower and the Term Agent jointly, during an Event of Default, the Term Agent may endorse such Borrower’s name thereon and do such other things as the Term Agent may deem advisable to reduce the same to cash. The Term Agent reserves the right at any time, upon review of each Borrower’s risk profile, to require additional forms and limits of insurance. Notwithstanding the requirement in subsection (a) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program. On or before the date that is thirty (30) days after the Closing Date (or such later date as the Term Agent may agree), the Borrowers shall provide to the Term Agent customary certificates and endorsements naming the Term Agent as an additional insured or lender’s loss payee, as the case may be, with respect to the insurance policies of the Borrowers in accordance with the requirements set forth above, in each case, in form and substance reasonably satisfactory to the Term Agent.

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4.7           Performance of Obligations. Each Borrower shall pay, and shall cause each of its Subsidiaries to, discharge and perform as the same shall become due and payable or required to be performed, the following obligations and liabilities (subject, in each case, to any applicable cure or grace period):

(a)          all federal and state income tax liabilities and material federal, state, local and foreign franchise and other tax liabilities, assessments and governmental charges or levies upon it or its Property, unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person, and (ii) the aggregate amount secured by such Liens would not exceed $100,000 in the aggregate;

(b)          all lawful claims which, if unpaid, would by law become a Lien upon its Property unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and (ii) the aggregate amount secured by such Liens would not exceed $100,000 in the aggregate;

(c)          all Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise);

(d)          the performance of all obligations under (i) any Material Contract or (ii) any other Contractual Obligation to which such Borrower or Subsidiary is bound, or to which it or any of its Property is subject, except where the failure to perform under this clause (ii) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)          payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

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4.8           Compliance with Laws. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9           Inspection of Property and Books and Records; Field Exams.

(a)          Each Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Borrower shall, and shall cause each of its Subsidiaries to, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Term Agent shall have access at any and all times during the continuance thereof), provide access to its properties, books and records to the Term Agent and its Related Persons and shall reasonably cooperate with the Term Agent and any of its Related Persons in connection with any review or analysis of any such Person’s business, financial condition, assets, prospects and results of operations. Each Borrower hereby authorizes the Term Agent to discuss with such Borrower’s and its Subsidiaries’ officers, employees, agents, advisors, and independent accountants such Person’s business, financial condition, assets, prospects, and results of operation (including, without limitation, in connection with the Term Agent’s review and analysis of compliance with financial covenants); provided, that so long as no Event of Default has occurred and is continuing, the Borrowers shall be afforded a reasonable opportunity to be a party to any such conversations.

(b)          Each Borrower shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Term Agent shall have access at any and all times during the continuance thereof) (i) provide access to such property to the Term Agent and any of its Related Persons, as frequently as the Term Agent determines to be appropriate; and (ii) permit the Term Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Borrower’s books and records, and evaluate and make physical verifications of the Collateral in any manner and through any medium that the Term Agent considers advisable, in each instance, at the Borrowers’ expense.

(c)          Notwithstanding the foregoing or anything else contained in this Agreement, the Borrowers shall not be required to pay for more than two (2) field examinations per Fiscal Year unless an Event of Default exists, in which case, such limitation shall not apply.

4.10         Use of Proceeds. The Borrowers shall use the proceeds of (a) the Initial Term Loan solely to finance a portion of the Outdoor Acquisitions, to fund fees and expenses associated with the consummation of the transactions contemplated hereby to occur on the Closing Date and to fund working capital for the Borrowers, (b) the Delayed Draw Term Loan solely to finance Permitted Acquisitions consummated substantially concurrently with the incurrence thereof and to fund fees and expenses associated with the consummation of such Permitted Acquisitions, and (c) any Incremental Term Loan solely to finance Permitted Acquisitions consummated substantially concurrently with the incurrence thereof and to fund fees and expenses associated with the consummation of such Permitted Acquisitions.

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4.11         Cash Management Systems.

(a)          The Borrowers shall, and shall cause each of their Subsidiaries to, maintain cash management systems reasonably satisfactory to the Term Agent. On or before the date that is thirty (30) days after the Closing Date (or such later date as the Term Agent may agree), and at all times thereafter, each Borrower shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each Control Account (including, without limitation, all lockbox or similar arrangements) maintained by such Borrower.

(b)          Each Control Agreement shall provide, among other things, that (i) the depository, securities intermediary or commodities intermediary executing such agreement has no rights of setoff or recoupment or any other claim against such account, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment (except as the Term Agent may otherwise agree in writing), and (ii) from and after the receipt of a notice (an “Activation Notice”) from the Term Agent (which Activation Notice may be furnished only during the continuance of an Event of Default), without any further action or consent by any Borrower, the applicable depository institution, securities intermediary and commodities intermediary shall comply solely with the instructions of the Term Agent with respect to the disposition and transfer of assets from the applicable account. Each Borrower agrees that it will not cause proceeds of any Control Account to be directed in a manner contrary to the terms of the Loan Documents, and, after the occurrence and during the continuation of an Event of Default, will cooperate with the Term Agent in all respects with respect to the Term Agent’s direction of funds from Control Accounts.

(c)          The Borrowers may amend Schedule 3.22 to add or replace any deposit account or other account; provided, that with respect to any additional or replacement Control Account, securities account, or commodities account, except as the Term Agent may otherwise agree in writing, prior to the time of the opening of such account, the applicable Borrower and the applicable depository, securities intermediary or commodities intermediary shall have executed and delivered to the Term Agent a Control Agreement.

4.12         Landlord and Bailee Agreements. Promptly upon request by the Term Agent, each Borrower shall (i) obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each property leased from an Affiliate and (ii) use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor (other than Affiliates) of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to each location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to the Term Agent; provided, that the Borrowers shall not be required to obtain landlord agreements or bailee or mortgagee waivers, as applicable, for locations which only contain billboards.

4.13         Further Assurances.

(a)          Each Borrower shall ensure that all certificates, exhibits, reports and other written information furnished to the Term Agent or the Term Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the Term Agent and the Term Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

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(b)          Promptly upon request by the Term Agent, the Borrowers shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Term Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by the Required Lenders, the Borrowers shall immediately notify the Term Agent at the time that any Person becomes a Domestic Subsidiary (other than PGI or any of its Subsidiaries), and promptly thereafter (and in any event within thirty (30) days), cause such Person to become a Borrower hereunder and to cause each such Person to grant to the Term Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Person’s Property. Furthermore and except as otherwise approved in writing by the Required Lenders, each Borrower shall pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than any Subsidiaries of PGI) and First Tier Foreign Subsidiaries (provided that with respect to any First Tier Foreign Subsidiary, if a 956 Impact exists, such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents), in each instance, to the Term Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Borrowers shall deliver, or cause to be delivered, to Term Agent, Stock certificates and irrevocable proxies and Stock powers and/or assignments, as applicable, duly executed in blank. In the event any Borrower acquires any owned Real Estate with a fair market value in excess of $1,000,000, such Borrower shall (i) promptly notify the Term Agent of same, and (ii) at the request of the Term Agent, execute and/or deliver, or cause to be executed and/or delivered, to the Term Agent, a fully executed Mortgage with respect to such Real Estate and such other documentation and materials related thereto as the Term Agent may reasonably request in connection therewith. In addition, the Borrowers shall satisfy the Federal Flood Insurance requirements of Section 4.6.

(c)          Notwithstanding anything to the contrary contained herein, each Subsidiary of each Borrower that is an obligor for any Subordinated Indebtedness shall be a Borrower under the Loan Documents.

4.14         Environmental Matters. Each Borrower shall comply in all material respects with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance in all material respects with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority. Each Borrower shall cause each of its Subsidiaries to comply in all material respects with, and maintain its Real Estate, whether (x) owned, leased or subleased or (y) operated or occupied in a manner that such Subsidiary is in control of such Real Property, in compliance in all material respects with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority. Without limiting the foregoing, if an Event of Default is continuing, then each Borrower shall, promptly upon receipt of written request from the Term Agent, cause the performance of, and allow the Term Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, solely to the extent necessary to determine the extent of such Event of Default, violations or Environmental Liabilities, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Term Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Term Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Term Agent and shall be in form and substance reasonably acceptable to the Term Agent.

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4.15         Leases. Each Borrower shall, and shall cause each Subsidiary to, make all payments and otherwise perform all obligations in respect of all leases of Real Estate and warehouse facilities where any material Collateral is located, keep such leases in full force and effect and not allow such leases to lapse or be terminated, notify the Term Agent of any default by any party with respect to such leases and cooperate with the Term Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, (i) for those amounts contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Borrowers in accordance with GAAP, (ii) for any lease that is terminated at its stated termination date or is terminated prior to its stated termination date by mutual agreement between the lessor and the applicable Borrower, in each case, so long as any material Collateral has been removed from such location, or (iii) to the extent the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.16         Senior Ranking. The Indebtedness under any Subordinated Indebtedness Documents shall, and Borrowers shall take all necessary action to ensure that the Indebtedness thereunder shall, at all times, be subordinated in right of payment to the Obligations, subject to any terms and conditions that the Term Agent may agree to in its sole discretion in any Subordination Agreement.

4.17         Foreign Pension Plans and Benefit Plans. None of the Borrowers or any of their Subsidiaries shall hereafter adopt, implement, or contribute to any Foreign Pension Plan or Foreign Benefit Plan without the Term Agent’s prior written consent.

ARTICLE V.
NEGATIVE COVENANTS

Each Borrower covenants and agrees that, so long as the Term Loan or any other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1           Limitation on Liens. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, directly or indirectly, grant, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)          any Lien existing on the Property of a Borrower or a Subsidiary on the Closing Date and set forth in Schedule 5.1;

(b)          any Lien created under any Loan Document;

(c)          Customary Permitted Encumbrances;

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(d)          Liens on fixed or capital assets acquired, constructed or improved by a Borrower or a Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 5.5(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not encumber any other Property of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e)          Liens on the Property of Standard Outdoor SEII in favor of the Vista Seller; provided that (i) such Liens secure only Indebtedness permitted by Section 5.5(g) and (ii) such Liens shall not encumber any Property of any other Borrower or Subsidiary;

(f)          Liens on the Property of Standard Outdoor SEI in favor of the Quality Seller; provided that (i) such Liens secure only Indebtedness permitted by Section 5.5(h) and (ii) such Liens shall not encumber any Property of any other Borrower or Subsidiary;

(g)          cash advances or earnest money deposits of cash made in good faith in connection with any letter of intent or purchase agreement in respect of any Permitted Acquisition;

(h)          Liens on specific Property (and not all or substantially all Property) acquired pursuant to a Permitted Acquisition or on specific Property (and not all or substantially all Property) of a Person acquired pursuant to a Permitted Acquisition; provided that (i) such Liens are not incurred in contemplation of such Permitted Acquisition, (ii) such Liens shall not apply to any other Property of any Borrower or any Subsidiary, and (iii) such Liens shall secure only those obligations that they secure on the date of such Permitted Acquisition; and

(i)          Liens on the Property of any Subsidiary of SDOI that is acquired or formed solely in connection with, or for the purpose of consummating, a Permitted Acquisition that is not financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan; provided that (i) such Liens secure only Indebtedness permitted by Section 5.5(k) and (ii) such Liens shall not encumber any Property of any other Borrower or Subsidiary (other than the other Borrowers or Subsidiaries, if any, acquired or formed solely in connection with such Permitted Acquisition); and provided further that once any Borrower becomes a Designated First Lien Borrower, it shall not grant, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property under this Section 5.1(i).

5.2           Disposition of Assets. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, sell, lease, convey or otherwise dispose of (whether in one transaction or in a series of transactions) of any Property (including the Stock of any Subsidiary of any Borrower, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)          Dispositions of Inventory in the Ordinary Course of Business;

(b)          Dispositions of worn-out, obsolete or surplus equipment, all in the Ordinary Course of Business;

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(c)          Dispositions of Property (other than TPB Stock) by (a) any Borrower to another Borrower (other than to a Junior Lien Borrower), (b) any Junior Lien Borrower to another Borrower, and (c) any Subsidiary that is not a Borrower to a Borrower or to another Subsidiary that is not a Borrower;

(d)          so long as no Default or Event of Default then exists or would arise therefrom, Dispositions of Property (other than TPB Stock) not otherwise permitted under this Section 5.2 in an amount up to $1,000,000 in the aggregate in any Fiscal Year; and

(e)          so long as no Default or Event of Default then exists or would arise therefrom, Dispositions of TPB Stock by SDOI in an aggregate amount from and after the Closing Date up to $2,000,000 (based on the TPB Stock Value of the shares of TPB Stock subject to such Dispositions, determined at the respective times of such Dispositions);

provided that all sales, transfers, leases and other dispositions permitted under Section 5.2(d) shall be made for fair value, for at least 90% cash and Cash Equivalent consideration and consistent with past practices of such Borrower or Subsidiary.

5.3           Consolidations and Mergers. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, merge or consolidate with or into any Person; dissolve or liquidate; or sell, lease, convey or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to or in favor of any Person; except that, upon not less than five (5) Business Days’ prior written notice to the Term Agent, (i) any Borrower (other than SDOI or a Junior Lien Borrower) may merge or consolidate with or into another Borrower (other than SDOI or a Junior Lien Borrower), (ii) any Junior Lien Borrower may merge or consolidate with or into another Junior Lien Borrower, and (iii) any Subsidiary that is not a Borrower may merge or consolidate with or into another Subsidiary that is not a Borrower; provided that for any merger or consolidation involving a Borrower, a Borrower shall be the surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Term Agent shall have been completed.

5.4           Acquisitions; Loans and Investments. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, (i) purchase or acquire, or make any commitment to purchase or acquire, any Stock or Stock Equivalents or any obligations or other securities of, or any interest in, any Person, including the creation or formation of a Subsidiary, (ii) make or commit to make any Acquisition, or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)          Investments in cash and Cash Equivalents;

(b)          the Investments existing on the Closing Date and set forth in Schedule 5.4;

(c)          loans or advances to employees of the Borrowers permitted under Section 5.6(c);

(d)          Investments acquired in connection with the settlement of delinquent accounts receivable in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

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(e)          Investments consisting of the redemption of Stock and Stock Equivalents of SDOI permitted by Section 5.10(e);

(f)          the Quality Acquisition;

(g)          the Vista Acquisition; provided that (i) the Vista Acquisition Documents (including, without limitation, a collateral assignment of the Vista Acquisition Documents in favor of the Term Agent) shall be in form and substance reasonably satisfactory to the Term Agent and shall have been delivered to the Term Agent, all conditions precedent to the consummation of the Vista Acquisition shall have been satisfied (or waived with the consent of the Term Agent), and the Vista Acquisition shall be consummated in accordance with the terms of the Vista Acquisition Documents, without any amendment, modification or waiver of any of the provisions thereof that would be adverse to the Term Agent or the Term Lenders without the consent of the Term Agent, (ii) the Vista Seller Note shall be on terms satisfactory to the Term Agent and shall have been delivered to the Term Agent, and (iii) the representations and warranties set forth in Section 3.30 shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of the Vista Acquisition (except such representations and warranties shall be deemed to refer to the Vista Acquisition instead of the Quality Acquisition, mutatis mutandis);

(h)          Permitted Acquisitions by the Borrowers;

(i)          Investments by PGI and its subsidiaries subject to compliance with laws and regulations applicable to such insurers; and

(j)          Investments in Subsidiaries (other than Investments of TPB Stock, except to the extent permitted by Section 5.2(e)); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrowers are in compliance with the financial covenant set forth in Section 5.22(a), measured as of the last day of the Applicable Reference Period at such time (but with Liquidity measured as of the date of, and immediately after giving effect to, such Investment) and determined on a pro forma basis as if such Investment had occurred on the first day of such Applicable Reference Period.

5.5           Limitation on Indebtedness. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for the following (“Permitted Indebtedness”):

(a)          the Obligations;

(b)          Indebtedness consisting of Contingent Obligations described in clause (j) of the definition of Indebtedness and permitted pursuant to Section 5.8;

(c)          Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d)          Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 5.5(d) shall not exceed $100,000 at any time outstanding;

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(e)          intercompany Indebtedness of (i) subject to Section 5.4, any Borrower to any other Borrower, (ii) any Subsidiary that is not a Borrower to another Subsidiary that is not a Borrower, and (iii) subject to Section 5.4, any Subsidiary that is not a Borrower to any Borrower; provided that any of the foregoing intercompany Indebtedness owed to a Borrower that is evidenced by a tangible promissory note shall be pledged to the Term Agent pursuant to the Security Agreement to the extent required thereunder;

(f)          Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the Ordinary Course of Business;

(g)          Indebtedness of Standard Outdoor SEII owed to the Vista Seller under the Vista Seller Note; provided that the aggregate original principal amount of such Indebtedness shall not exceed $3,450,000;

(h)          Indebtedness of Standard Outdoor SEI owed to the Quality Seller under the Quality Seller Note; provided that the aggregate original principal amount of such Indebtedness shall not exceed $6,500,000;

(i)          unsecured Indebtedness constituting obligations in respect of working capital and purchase price adjustment requirements and indemnification obligations under the Outdoor Acquisition Agreements or the PGI Acquisition Agreement or in connection with any Permitted Acquisition;

(j)          Permitted Earn-Outs and Permitted Seller Debt;

(k)          Indebtedness of any Subsidiary of SDOI that is acquired or formed solely in connection with, or for the purpose of consummating, a Permitted Acquisition that is not financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan; provided that once any Borrower becomes a Designated First Lien Borrower, it shall not create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness under this Section 5.5(k); and

(l)          Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is assumed in connection therewith; provided that (i) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created in contemplation thereof or in connection therewith, and (ii) the aggregate principal amount of such Indebtedness shall not exceed $100,000 at any time outstanding.

5.6           Employee Loans and Transactions with Affiliates. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:

(a)          as expressly permitted by this Agreement;

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(b)          in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Borrower or such Subsidiary upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of a Borrower or such Subsidiary;

(c)          loans or advances made by a Borrower or a Subsidiary to its directors, officers and employees on an arm’s-length basis in the Ordinary Course of Business for reasonable travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 in the aggregate at any time outstanding for all such loans and advances;

(d)          transactions (i) between or among Borrowers (other than Junior Lien Borrowers) that are not prohibited hereunder or (ii) between or among Junior Lien Borrowers that are not prohibited hereunder;

(e)          intercompany Indebtedness permitted under Section 5.5(e);

(f)          Restricted Payments permitted by Section 5.10; and

(g)          transactions permitted by Section 5.3 and Section 5.4.

5.7           Margin Stock; Use of Proceeds. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, use any portion of the Term Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirements of Law or in violation of this Agreement.

5.8           Contingent Obligations. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except for:

(a)          endorsements for collection or deposit in the Ordinary Course of Business;

(b)          guaranties of Indebtedness of any Borrower (other than the Quality Seller Note, the Vista Seller Note and any other Indebtedness of any Junior Lien Borrower) that is permitted by Section 5.5; provided that if such Indebtedness is subordinated to the Obligations, such guaranty shall be subordinated to the same extent; and

(c)          Contingent Obligations of the Borrowers and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.8, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose more restrictive or adverse terms on the Borrowers or their respective Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended and are not less favorable to the Term Agent and Term Lenders.

5.9           Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that would reasonably be expected to result in the imposition of a Lien on any asset of a Borrower or a Subsidiary of a Borrower with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $100,000. No Borrower shall cause or suffer to exist any event that would reasonably be expected to result in the imposition of a Lien with respect to any Benefit Plan or Multiemployer Plan.

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5.10         Restricted Payments. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding, (iii) pay any principal of, or any interest, fees, or other amounts payable in respect of, any Subordinated Indebtedness, (iv) pay any management, consulting, advisory or similar fees to any of its equity holders or Affiliates or to any officer, director or employee of any of its equity holders or Affiliates, or (v) set aside funds for any of the foregoing (the items described in clauses (i) through (v) above are referred to as “Restricted Payments”); except that:

(a)          (i) any Borrower may declare and make dividends and other distributions to another Borrower and (ii) any Subsidiary that is not a Borrower may declare and make dividends and other distributions to a Borrower or another Subsidiary;

(b)          SDOI may declare and make dividends payable solely in additional shares of its common Stock;

(c)          (i) the Borrowers may prepay the Obligations subject to the terms of this Agreement, (ii) any Borrower or Subsidiary may pay off Indebtedness of such Borrower or Subsidiary secured by a Permitted Lien if the Property securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (iii) any Borrower or Subsidiary may pay off Indebtedness of such Borrower or Subsidiary in connection with a Permitted Refinancing thereof; and (iv) any Borrower or Subsidiary may pay off intercompany Indebtedness of such Borrower or Subsidiary owing to a Borrower;

(d)          any Borrower or Subsidiary may make cash interest payments to the holders of Subordinated Indebtedness of such Borrower or Subsidiary, so long as such payments are permitted under the applicable Subordination Agreement;

(e)          SDOI may redeem Stock or Stock Equivalents of SDOI held by employees of the Borrowers and their Subsidiaries upon the death or separation from employment or departure therefrom or in connection with any management or employee option or benefit plan, in an aggregate amount not to exceed $500,000 in any Fiscal Year, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(f)          any Borrower or Subsidiary may pay reasonable compensation to its officers and employees for actual services rendered to such Borrower or Subsidiary in the Ordinary Course of Business; and

(g)          any Borrower or Subsidiary may pay reasonable directors’ fees to its directors and reimburse such directors for their actual out-of-pocket expenses incurred in connection with attending board of director meetings.

5.11         Change in Business. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by such Borrower such Subsidiary on the Closing Date or the date of the applicable Permitted Acquisition, as the case may be, and businesses reasonably related or complementary thereto. Furthermore, no Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, engage in any business or operations outside the United States without the prior written consent of the Term Agent.

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5.12         Change in Structure; Foreign Subsidiaries. Except as expressly permitted under Section 5.3, no Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, make any changes in its equity capital structure, issue any Stock or Stock Equivalents (other than with respect to a Borrower) or amend any of its Organization Documents, in each case, in any respect materially adverse to the Term Agent or the Term Lenders. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, create, form or acquire any Foreign Subsidiaries without the Term Agent’s prior written consent.

5.13         Changes in Accounting, Name or Jurisdiction of Organization. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters or Fiscal Months of any Borrower or of any Consolidated Subsidiary of any Borrower, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization or type of organization, in the case of clauses (iii) and (iv), without at least ten (10) days’ prior written notice to the Term Agent.

5.14         Amendments to Certain Indebtedness Documents. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, amend or modify (a) any Subordinated Indebtedness Documents except as may otherwise be permitted under the applicable Subordination Agreement or with the prior written consent of the Term Agent or (b) the Vista Seller Note or the Quality Seller Note (other than extending the maturity date thereof) without the prior written consent of the Term Agent.

5.15         No Burdensome Agreements. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, directly or indirectly, (a) create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Borrower or Subsidiary to pay dividends or make any other distribution on any of such Borrower’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to any Borrower or any other Borrower, or to make loans or advances to any Borrower, or to transfer any of the Property of such Subsidiary to any Borrower, or (b) enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Term Agent, whether now owned or hereafter acquired; provided that the foregoing in this Section 5.15 shall not apply to restrictions and conditions (i) imposed by Requirements of Law, (ii) imposed by the Loan Documents, (iii) that are customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted by the terms of this Agreement, (iv) with respect to clause (b), imposed by any agreement relating to secured Indebtedness (including Capital Lease Obligations) permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) with respect to clause (b), that are customary provisions in leases restricting the assignment thereof.

5.16         OFAC; Patriot Act. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Sections 3.27 and 3.28.

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5.17         Sale-Leasebacks. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.18         Hazardous Materials. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would (a) violate any Environmental Law in any material respect or (b) form the basis for any material Environmental Liabilities.

5.19         Guaranty Under Material Indebtedness Agreement. No Domestic Subsidiary of any Borrower shall be or become a primary obligor or guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Domestic Subsidiary shall also be a Borrower under this Agreement prior to or concurrently therewith.

5.20         TPB MNPI. No Borrower shall, and no Borrower shall permit any of its Subsidiaries or any of its or its Subsidiaries’ Related Persons to, disclose or cause to be disclosed any material non-public information regarding TPB to any Secured Party.

5.21         Loan to Value Covenant. The Borrowers shall not permit the aggregate outstanding principal amount of the Term Loan and any Protective Overadvances at any time to exceed the sum of (a) the product of (i) Billboard Cash Flow of the Borrowers for the most recent trailing twelve (12) month period for which financial statements have been or are required under Section 4.1 to have been delivered to the Term Agent multiplied by (ii) the Applicable BCF Multiple, plus (b) the product of (i) the TPB Pledged Stock Value at such time multiplied by (ii) 0.35.

5.22         Financial Covenants.

(a)          Minimum Liquidity or Fixed Charge Coverage Ratio. The Borrowers shall not (i) at any time before the first date upon which the Applicable Reference Period is March 31, 2019, permit Liquidity to be less than $3,000,000, and (ii) at any time on or after the first date upon which the Applicable Reference Period is March 31, 2019, permit Liquidity to be less than $3,000,000 unless the Fixed Charge Coverage Ratio for the Applicable Reference Period at such time, measured as of the last day of such Applicable Reference Period, is greater than or equal to 1.10 to 1.00.

(b)          Maximum TPB Consolidated Total Leverage Ratio. The Borrowers shall not, as of the last day of any fiscal quarter of TPB ending during the periods specified below, permit the TPB Consolidated Total Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio

Closing Date through December 30, 2018	6.00 to 1.00
December 31, 2018 through December 30, 2019	5.75 to 1.00
December 31, 2019 and thereafter	5.50 to 1.00

(c)          Maximum TPB Consolidated Senior Leverage Ratio. The Borrowers shall not, as of the last day of any fiscal quarter of TPB ending during the periods specified below, permit the TPB Consolidated Senior Leverage Ratio to be greater than the corresponding ratio set forth below:

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Period	Maximum Ratio

Closing Date through December 30, 2018	5.00 to 1.00
December 31, 2018 through December 30, 2019	4.75 to 1.00
December 31, 2019 and thereafter	4.50 to 1.00

5.23         WT Securities Account. No Borrower shall, and no Borrower shall suffer or permit any of its Subsidiaries to, withdraw or otherwise transfer from the WT Securities Account any cash, Cash Equivalents, TPB Stock or other Property, in each case without the prior written consent of the Term Agent, except that SDOI may make the following withdrawals or other transfers from the WT Securities Account, and the Term Agent shall issue such instructions to the custodian of such account as are reasonably requested by SDOI to permit such withdrawals or other transfers (provided that the Term Agent shall have no obligation to issue any such instructions if an Event of Default has occurred and is continuing): (i) direct transfers of cash or Cash Equivalents (in either case, not constituting the proceeds of any sale or repurchase of TPB Stock) to another Control Account of SDOI subject to a Control Agreement, (ii) withdrawals or transfers of cash or Cash Equivalents (in either case, not constituting the proceeds of any sale or repurchase of TPB Stock) to fund a portion of the purchase price for the Vista Acquisition, in accordance with a funds-flow memorandum setting forth the sources and uses of all funds necessary to consummate such Acquisition, which funds-flow memorandum shall be in form and substance reasonably satisfactory to the Term Agent and shall contain the details of how funds from each source are to be transferred to particular uses and the wire transfer instructions for the particular uses of such funds, and (iii) transfers of TPB Stock constituting permitted Dispositions under Section 5.2(e).

ARTICLE VI.
EVENTS OF DEFAULT

6.1           Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)          Non-Payment. Any Borrower fails (i) to pay when and as required to be paid herein, any amount of principal of the Term Loan, including after maturity, or (ii) to pay within three (3) Business Days after the same shall become due, any interest on the Term Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)          Representation or Warranty. Any representation, warranty or certification by or on behalf of any Borrower or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial statement or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect when made (without duplication of other materiality qualifiers contained therein);

(c)          Specific Defaults. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 4.1, 4.2, 4.3(a), 4.3(l), 4.4(a) (with respect to any Borrower), 4.6, 4.9, 4.10, 4.11, 4.16 or Article V;

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(d)          Other Defaults. Any Borrower or any Subsidiary of any Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of fifteen (15) days;

(e)          Cross-Default. Any Borrower or any Subsidiary of any Borrower (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)          Insolvency; Voluntary Proceedings. The Borrowers, taken as a whole, or the Borrowers and their Subsidiaries on a Consolidated basis, cease or fail to be Solvent, or any Borrower or any Subsidiary of any Borrower: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g)          Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower or any Subsidiary of any Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within forty-five (45) days after commencement, filing or levy; (ii) any Borrower or Subsidiary of any Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) any Borrower or any Subsidiary of any Borrower acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, sequestrator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)          Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Borrowers or any of their respective Subsidiaries involving in the aggregate a liability of $500,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(i)          Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Borrowers or any of their respective Subsidiaries which has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

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(j)          Collateral. Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Borrower or any Subsidiary of any Borrower party thereto or any Borrower or any Subsidiary of any Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first-priority security interest (subject only to Permitted Liens and, as to priority, only to Permitted Liens under Section 5.1(a), (d), (e), (f), (g) or (h) or that have priority under applicable law);

(k)          Ownership. A Change in Control shall occur;

(l)          Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations and termination of the Delayed Draw Term Loan Commitments, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

(m)          Invalidity of Subordination Agreement. The provisions of any Subordination Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions, as applicable;

(n)          Other Indebtedness Documents. Any “default” or “event of default” or other breach shall occur under the Subordinated Indebtedness Documents, the Vista Seller Note or the Quality Seller Note;

(o)          ERISA. (i) An ERISA Event occurs with respect to a Benefit Plan or any Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Borrower under Title IV of ERISA to such Benefit Plan or Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or which could reasonably likely result in a Material Adverse Effect, or (ii) a Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000 or which could reasonably likely result in a Material Adverse Effect;

(p)          Material Adverse Effect. A Material Adverse Effect shall occur;

(q)          Criminal Offense. Ian Estus or Greg Baxter (or any person succeeding Ian or Greg in his role at SDOI) is criminally indicted or convicted for (i) any felony or indictable offence or (ii) violating any applicable Requirements of Law that could reasonably be expected to lead to forfeiture of any material property of any Borrower or Subsidiary or any Collateral; or

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(r)          Activities of SDOI. SDOI engages in any business activities or owns any Property other than (i) its ownership of the Stock of any other Borrower, the Stock of PGI, and the TPB Pledged Stock, (ii) activities and contractual rights incidental to the maintenance of its corporate existence as a holding company, (iii) the performance of its obligations under the Loan Documents to which it is a party, the PGI Acquisition Agreement and related documents to which it is a party, the Outdoor Acquisition Documents to which it is a party, and any Purchase Documentation for any Permitted Acquisition to which it is a party, (iv) the issuance of Stock to the extent permitted under the Loan Documents, (v) the making of Investments to the extent permitted under Section 5.4, (vi) the making of Restricted Payments to the extent permitted under Section 5.10, (vii) entering into employment agreements, stock option and stock ownership plans and other customary arrangements with officers, directors, and employees and performing the activities contemplated thereby, (viii) the providing of customary indemnification to officers and directors, and (ix) activities incidental to those described in the foregoing clauses (i) through (viii).

6.2           Remedies. Upon the occurrence and during the continuance of any Event of Default, the Term Agent may, and shall at the request of the Required Lenders:

(a)          declare all or any portion of the unpaid principal amount of the Term Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, and terminate any then outstanding Delayed Draw Term Loan Commitments and any other commitments to lend to Borrowers, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and/or

(b)          exercise on behalf of itself and the Term Lenders all rights and remedies available to it and the Term Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 6.1(f) or 6.1(g) above, the unpaid principal amount of the Term Loan and all interest and other amounts as aforesaid shall automatically become due and payable, and any then outstanding Delayed Draw Term Loan Commitments and any other commitments to lend to Borrowers shall automatically be terminated, in each case without further act of the Term Agent or any Term Lender.

6.3           Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VII.
TERM AGENT

7.1           Appointment and Duties.

(a)          Appointment of the Term Agent. Each Term Lender hereby appoints Crystal (together with any successor Term Agent pursuant to Section 7.9) as Term Agent hereunder and authorizes the Term Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Term Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

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(b)          Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Term Agent shall have the sole and exclusive right and authority (to the exclusion of the Term Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Term Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 6.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Term Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 6.1(f) or 6.1(g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Term Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Term Lender that has consented in writing to such amendment, consent or waiver if such consent is required pursuant to Section 8.1 hereof; provided, however, that the Term Agent hereby appoints, authorizes and directs each Term Lender to act as collateral sub-agent for the Term Agent and the Term Lenders for purposes of the perfection of Liens with respect to any deposit account maintained by a Borrower with, and cash and Cash Equivalents held by, such Term Lender, and may further authorize and direct the Term Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Term Agent, and each Term Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)          Limited Duties. Under the Loan Documents, the Term Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Term Agent”, the terms “agent”, and “collateral agent” and similar terms in any Loan Document to refer to the Term Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Term Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against the Term Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

7.2           Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (a) any action taken by the Term Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Term Lenders) in accordance with the provisions of the Loan Documents, (b) any action taken by the Term Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (c) the exercise by the Term Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

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7.3           Use of Discretion.

(a)          The Term Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Term Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Term Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Term Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Term Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law.

(b)          The Term Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or its Affiliates that is communicated to or obtained by the Term Agent or any of its Affiliates in any capacity.

(c)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Term Agent in accordance with the Loan Documents for the benefit of all the Term Lenders; provided that the foregoing shall not prohibit (i) the Term Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Term Agent) hereunder and under the other Loan Documents, or (ii) any Term Lender from exercising setoff rights in accordance with Section 8.11; and provided further that if at any time there is no Person acting as the Term Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Term Agent pursuant to Section 6.2 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 8.11, any Term Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

7.4           Delegation of Rights and Duties. The Term Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VII to the extent provided by the Term Agent.

7.5           Reliance and Liability.

(a)          The Term Agent may, without incurring any liability hereunder, (i) treat the payee of any Term Note as its holder until such Term Note has been assigned in accordance with Section 8.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Borrower) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

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(b)          None of the Term Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Borrower hereby waive and shall not assert (and each Borrower shall cause each other Borrower to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Term Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Term Agent:

(i)          shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Term Agent, when acting on behalf of the Term Agent);

(ii)         shall not be responsible to any Term Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)        makes no warranty or representation, and shall not be responsible, to any Term Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Borrower or any Related Person of any Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Term Lenders) omitted to be transmitted by the Term Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Term Agent in connection with the Loan Documents; and

(iv)        shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Borrower or any of its Subsidiaries or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Designated Borrower or any Term Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Term Agent shall promptly give notice of such receipt to all Term Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Term Lender and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Borrower to waive and agree not to assert) any right, claim or cause of action it might have against the Term Agent based thereon.

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(c)          Each Term Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Borrowers and their Subsidiaries and (ii) agrees that it shall not rely on any audit or other report provided by the Term Agent or its Related Persons (an “Agent Report”). Each Term Lender further acknowledges that any Agent Report (i) is provided to the Term Lenders solely as a courtesy, without consideration, and based upon the understanding that such Term Lender will not rely on such Agent Report, (ii) was prepared by the Term Agent or its Related Persons based upon information provided by the Borrowers solely for the Term Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by the Term Agent or its Related Persons regarding the operations and condition of the Borrowers. Neither the Term Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of the Term Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by the Term Agent or the Term Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)          Neither the Term Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Term Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Term Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Term Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Term Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Term Lender releases, and agrees that it will not assert, any claim against the Term Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Term Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless the Term Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Term Lender arising out of such Term Lender’s access to any Agent Report or any discussion of its contents.

7.6           Term Agent Individually. The Term Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Borrower or Affiliate thereof as though it were not acting as the Term Agent and may receive separate fees and other payments therefor. To the extent the Term Agent or any of its Affiliates makes any portion of the Term Loan or otherwise becomes a Term Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Term Lender and the terms “Term Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Term Agent or such Affiliate, as the case may be, in its individual capacity as a Term Lender or as one of the Required Lenders.

7.7           Term Lender Credit Decision.

(a)          Each Term Lender acknowledges that it shall, independently and without reliance upon the Term Agent, any Term Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Term Loan) solely or in part because such document was transmitted by the Term Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Borrower and their respective Subsidiaries and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Term Agent to the Term Lenders, the Term Agent shall not have any duty or responsibility to provide any Term Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Borrower or any Affiliate of any Borrower that may come in to the possession of the Term Agent or any of its Related Persons.

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7.8           Expenses; Indemnities; Withholding.

(a)          Each Term Lender agrees to reimburse the Term Agent and each of its Related Persons (to the extent not reimbursed by any Borrower) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Borrower) that may be incurred by the Term Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)          Each Term Lender further agrees to indemnify the Term Agent and each of its Related Persons (to the extent not reimbursed by any Borrower), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 7.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Term Lender) that may be imposed on, incurred by or asserted against the Term Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Term Agent or any of its Related Persons under or with respect to any of the foregoing.

(c)          To the extent required by any applicable law, the Term Agent may withhold from any payment to any Term Lender under a Loan Document an amount equal to any applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that the Term Agent did not properly withhold tax from amounts paid to or for the account of any Term Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Term Lender failed to notify the Term Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or the Term Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Term Lender shall promptly indemnify the Term Agent fully for all amounts paid, directly or indirectly, by the Term Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by the Term Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. The Term Agent may offset against any payment to any Term Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Term Lender but which was not so withheld, as well as any other amounts for which the Term Agent is entitled to indemnification from such Term Lender under this Section 7.8(c).

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7.9           Resignation.

(a)          The Term Agent may resign at any time by delivering notice of such resignation to the Term Lenders and the Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 7.9. If the Term Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Term Agent. If, after 30 days after the date of the retiring Term Agent’s notice of resignation, no successor Term Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Term Agent may, on behalf of the Term Lenders, appoint a successor Term Agent from among the Term Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)          Effective immediately upon its resignation, (i) the retiring Term Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Term Lenders shall assume and perform all of the duties of the Term Agent until a successor Term Agent shall have accepted a valid appointment hereunder, (iii) the retiring Term Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Term Agent was, or because such Term Agent had been, validly acting as the Term Agent under the Loan Documents and (iv) subject to its rights under Section 7.3, the retiring Term Agent shall take such action as may be reasonably necessary to assign to the successor Term Agent its rights as Term Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Term Agent, a successor Term Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Term Agent under the Loan Documents.

7.10         Release of Collateral or Borrowers. Each Term Lender hereby consents to the release and hereby directs the Term Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)          any Borrower from its Obligations if all of the Stock and Stock Equivalents of such Person are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)          any Lien held by the Term Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Borrower in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), and (ii) all of the Collateral and all Borrowers, upon (A) payment and satisfaction in full in immediately available funds of all of the Term Loan and all other Obligations and termination of the Delayed Draw Term Loan Commitments, (B) deposit of cash collateral (or other arrangements reasonably acceptable to the Term Agent) with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Term Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent indemnification Obligations as to which no claim has been asserted) and (C) to the extent requested by the Term Agent, receipt by the Term Agent and the Secured Parties of liability releases from the Borrowers each in form and substance reasonably acceptable to the Term Agent.

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Each of the Term Lenders hereby directs the Term Agent, and the Term Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Designated Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to effect such releases when and as directed in this Section 7.10.

ARTICLE VIII.
MISCELLANEOUS

8.1           Amendments and Waivers.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Term Agent, the Required Lenders (or by the Term Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Term Lenders directly affected thereby (or by the Term Agent with the consent of all the Term Lenders directly affected thereby), in addition to the Term Agent and the Required Lenders (or by the Term Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i)          postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Term Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, (x) the waiver of a Default or Event of Default or the waiver of the imposition of increased interest pursuant to Section 1.3(c) shall not constitute a reduction of interest for purposes hereof and (y) mandatory prepayments pursuant to Section 1.6 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(ii)         reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on the Term Loan, or of any fees or other amounts payable hereunder or under any other Loan Document (for the avoidance of doubt, the waiver of a Default or Event of Default or the waiver of the imposition of increased interest pursuant to Section 1.3(c) shall not constitute a reduction of interest for purposes hereof);

(iii)        amend or modify Section 1.8 in any manner that would alter the order of treatment or the pro rata sharing of payments required thereby;

(iv)        amend this Section 8.1 or change (x) the term “Required Lenders” or (y) the percentage of Term Lenders which shall be required for the Term Lenders to take any action hereunder;

(v)         discharge the Borrowers from their payment Obligations under the Loan Documents, permit any assignment of such obligations, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

(vi)        subordinate (x) all or substantially all of the Liens granted pursuant to the Loan Documents or (y) the Obligations, in each case other than as otherwise permitted hereunder; or

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(vii)       extend or increase any Term Lender’s Delayed Draw Term Loan Commitment or any other commitments to lend to Borrowers;

it being agreed that all Term Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv) through (vi).

(b)          No amendment, waiver or consent shall, unless in writing and signed by the Term Agent, in addition to the Required Lenders or all Term Lenders directly affected thereby, as the case may be (or by the Term Agent with the consent of the Required Lenders or all the Term Lenders directly affected thereby, as the case may be), affect the rights or duties of the Term Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary contained in this Section 8.1, the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)          Notwithstanding anything to the contrary contained in this Section 8.1, the Term Agent and the Borrowers may amend or modify this Agreement and any other Loan Document to (i) cure any ambiguity, omission, defect or inconsistency therein, or (ii) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Borrowers.

(d)          If any Term Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that has been approved by the Term Agent, then the Term Agent or the Borrowers may, at the Borrowers’ sole expense and effort, upon notice to such Term Lender and the Term Agent, require such Term Lender to assign and delegate, without recourse, all of its interests, rights (other than its existing rights to payments pursuant to Section 9.1 or Section 9.2) and obligations under this Agreement and the related Loan Documents to an eligible assignee (determined in accordance with Section 8.9(b)) that shall assume such obligations (which assignee may be another Term Lender, if a Term Lender accepts such assignment); provided that:

(i)          the Borrowers shall have paid to the Term Agent the assignment fee (if any) specified in Section 8.9(c);

(ii)         such Term Lender shall have received payment of an amount equal to the outstanding principal of its portion of the Term Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts); and

(iii)        such assignment does not conflict with applicable Requirements of Law.

A Term Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Term Lender or otherwise, the circumstances entitling the Borrowers to require such assignment cease to apply.

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8.2           Notices.

(a)          Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Schedule 8.2 hereof (as such address may be updated from time to time by providing written notice to the other parties hereto in accordance with this Section 8.2(a)), (ii) posted to any E-System approved by or set up by or at the direction of the Term Agent or (iii) addressed to such other address as shall be notified in writing (A) in the case of the Borrowers and the Term Agent, to the other parties hereto and (B) in the case of all other parties, to the Designated Borrower and the Term Agent. Transmissions made by electronic mail to the Term Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Term Agent applicable at the time and previously communicated to the Designated Borrower, and (z) if receipt of such transmission is acknowledged by the Term Agent.

(b)          Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail, (D) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) above), upon sender’s receipt of confirmation of proper transmission, and (E) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Term Agent pursuant to Article I shall be effective until received by the Term Agent.

(ii)         The posting, completion and/or submission by any Borrower of any communication pursuant to an E-System shall constitute a representation and warranty by the Borrowers that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Borrower in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)          Each Term Lender shall notify the Term Agent in writing of any changes in the address to which notices to such Term Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Term Agent shall reasonably request.

8.3           Electronic Transmissions.

(a)          Authorization. Subject to the provisions of Section 8.2(a), each of the Term Agent, the Term Lenders, each Borrower and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Borrower and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

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(b)          Signatures. Subject to the provisions of Section 8.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (i) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirements of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Term Agent, each Secured Party and each Borrower may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirements of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)          Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 8.2 and this Section 8.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by the Term Agent and Borrowers in connection with the use of such E-System.

(d)          LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE TERM AGENT, ANY TERM LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE TERM AGENT, ANY TERM LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrowers, each other Borrower executing this Agreement and each Secured Party agrees that the Term Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

8.4           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Term Agent or any Term Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Borrower, any Affiliate of any Borrower, the Term Agent or any Term Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

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8.5           Costs and Expenses. Any action taken by any Borrower under or with respect to any Loan Document, even if required under any Loan Document or at the request of Term Agent or Required Lenders, shall be at the expense of such Borrower, and neither Term Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Borrower or any Subsidiary of any Borrower therefor except as expressly provided therein. In addition, the Borrowers agree to pay or reimburse upon demand: (a) Term Agent for all fees, disbursements, out-of-pocket costs and expenses (including reasonable travel expenses) incurred by it or any of its Related Persons in connection with the investigation, development, preparation, documentation, negotiation, syndication, execution, interpretation, monitoring or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation, monitoring and administration of any transaction contemplated herein or therein, in each case including Attorney Costs of Term Agent, background checks and similar expenses and, subject to any limitations contained in Section 4.9, the cost of environmental audits, field examinations, Collateral audits and appraisals, (b) Term Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners), in each case, subject to any limitations contained in Section 4.9, (c) Term Agent and each Term Lender and their respective Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement, protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy (including, without limitation, any efforts to preserve, protect, collect, or enforce the Collateral) or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Borrower, any Subsidiary of any Borrower, Loan Document, Obligation or related transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs of Term Agent, and (d) fees and disbursements of Attorney Costs of one (1) law firm on behalf of all Term Lenders (in addition to Attorney Costs for Term Agent) incurred in connection with any of the matters referred to in clause (c) above.

8.6           Indemnity.

(a)          Each Borrower agrees to indemnify, hold harmless and defend Term Agent, each Term Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of the Term Loan or any securities filing of, or with respect to, any Borrower, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Borrower or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including legal fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirements of Law or theory thereof, including common law, equity, contract, tort or otherwise relating to the transactions contemplated hereby or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Borrower shall have any liability under this Section 8.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Borrowers and each other Borrower executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Borrower to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person other than to the extent such liability has resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the provisions of Section 9.1(d), this Section 8.6(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(b)          Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Borrower or any Related Person of any Borrower or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Borrower or any Related Person of any Borrower, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Borrower or any Related Person of any Borrower or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Term Agent or following Term Agent or any Term Lender having become the successor-in-interest to any Borrower or any Related Person of any Borrower and (ii) are attributable solely to acts of such Indemnitee.

8.7           Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Borrower or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from any Borrower, from any other Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

8.8           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Term Lender shall be subject to the provisions of Section 8.9, and provided further that neither of the Borrowers nor any other Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Term Agent and each Term Lender.

8.9           Assignments and Participations; Binding Effect.

(a)          Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Term Agent and when the Term Agent shall have been notified by each Term Lender that such Term Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers (except for Article VII), the Term Agent, each Term Lender and their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 7.9 and Section 8.9), none of the Borrowers, any other Borrower, any Term Lender or the Term Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

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(b)          Right to Assign. Each Term Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Delayed Draw Term Loan Commitment and the Term Loan owing to it) to (i) any existing Term Lender, (ii) any Affiliate or Approved Fund of any existing Term Lender or (iii) any other Person (that is not a natural Person) acceptable to the Term Agent and, so long as no Event of Default has occurred and is continuing, the Designated Borrower (which acceptance shall not be unreasonably withheld and shall be deemed to have been given unless an objection is delivered to the Term Agent in writing within five (5) Business Days after a notice of a proposed Sale is delivered to the Designated Borrower); provided, however, that (w) the aggregate commitment and/or outstanding principal amount (determined as of the effective date of the applicable Assignment) of the portion of the Delayed Draw Term Loan Commitment and/or Term Loan subject to any such Sale shall be in a minimum amount of $1,000,000 and increments of $500,000 in excess thereof, unless such Sale is made to an existing Term Lender or an Affiliate or Approved Fund of any existing Term Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Term Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by the Term Agent, and (y) interest and fees accrued prior to and through the date of any such Sale may not be assigned. Without limiting the foregoing, no Sale shall be made to (i) a Borrower or an Affiliate of a Borrower or (ii) a holder of Subordinated Indebtedness or an Affiliate of such a holder.

(c)          Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Term Agent an Assignment via an electronic settlement system designated by the Term Agent (or, if previously agreed with the Term Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Term Note subject to such Sale (or any affidavit of loss therefor acceptable to the Term Agent), any tax forms required to be delivered pursuant to Section 9.1 and payment of an assignment fee in the amount of $3,500 to the Term Agent, unless waived or reduced by the Term Agent; provided, that (i) if a Sale by a Term Lender is made to an Affiliate or an Approved Fund of such assigning Term Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Term Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Term Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by the Term Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of the first sentence of Section 8.9(b), upon the Term Agent (and the Designated Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Term Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)          Effectiveness. Subject to the recording of an Assignment by the Term Agent in the Register pursuant to Section 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Term Lender, (ii) any applicable Term Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Term Lender’s rights and obligations under the Loan Documents, such Term Lender shall cease to be a party hereto).

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(e)          Grant of Security Interests. In addition to the other rights provided in this Section 8.9, each Term Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loan), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Term Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Term Lender’s Indebtedness or equity securities, by notice to the Term Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Term Lender hereunder and no such Term Lender shall be relieved of any of its obligations hereunder.

(f)          Participants and SPVs. In addition to the other rights provided in this Section 8.9, each Term Lender may, (i) with notice to the Term Agent, grant to an SPV the option to make all or any part of the Term Loan that such Term Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of the Term Loan pursuant thereto shall satisfy the obligation of such Term Lender to make such Term Loan hereunder) and such SPV may assign to such Term Lender the right to receive payment with respect to any Obligation and (ii) without notice to or consent from the Term Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (x) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make any portion of the Term Loan hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Term Lender hereunder, (y) such Term Lender’s rights and obligations, and the rights and obligations of the Borrowers and the Secured Parties towards such Term Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Term Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article IX, but, with respect to Section 9.1, only to the extent such participant or SPV delivers the tax forms such Term Lender is required to collect pursuant to Section 9.1(f) and then only to the extent of any amount to which such Term Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Term Lender with respect to the portion of the Term Loan funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Term Agent by such SPV and such Term Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (z) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Term Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Term Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (i) and (ii) of Section 8.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (iv) of Section 8.1(a). No party hereto shall institute (and the Borrowers shall cause each other Borrower not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Term Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the payment in full of the Obligations.

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8.10         Non-Public Information; Confidentiality.

(a)          Non-Public Information. Term Agent and each Term Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Borrowers and their Affiliates (other than TPB and its subsidiaries) and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws.

(b)          Confidential Information. Each Term Lender and Term Agent agrees to use all commercially reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Borrower as confidential, except that such information may be disclosed (i) with the Designated Borrower’s consent, (ii) to Related Persons, funding sources and investment committees of such Term Lender, or Term Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 8.10 or (B) available to such Term Lender or Term Agent or any of their Related Persons, as the case may be, from a source (other than any Borrower) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Borrowers, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants and to their respective Related Persons, in each case to the extent such assignees, investors, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 8.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, (ix) to any rating agency (provided that, prior to any such disclosure, such holder shall make the recipient of such Confidential Information aware of the confidential nature of the same), and (x) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Term Lender or Term Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Borrowers or their Related Persons referring to a Term Lender or Term Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 8.10 and those of any other Contractual Obligation entered into with any Borrower (whether or not a Loan Document), the terms of this Section 8.10 shall govern.

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(c)          Tombstones. The Term Agent or any Term Lender may from time to time publish advertising material (including press releases) relating to the financing transactions contemplated by this Agreement using any Borrower’s name, product photographs, logo or trademark.

(d)          Press Release and Related Matters. No Borrower shall, and no Borrower shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Borrower) using the name, logo or otherwise referring to Crystal or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Term Agent is party without the prior consent of Crystal except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Crystal.

(e)          Distribution of Materials to Term Lenders. The Borrowers acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrowers hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Term Agent, and made available, to the Term Lenders by posting such Borrower Materials on an E-System. The Borrowers authorize Term Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f)          Material Non-Public Information. The Borrowers hereby agree that if either they, any parent company or any Subsidiary of the Borrowers has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Borrowers agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Term Agent and the Term Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Borrowers further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Borrowers or Term Agent. Before distribution of any Borrower Materials, the Borrowers agree to execute and deliver to Term Agent a letter authorizing distribution of the evaluation materials to prospective Term Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

(g)          TPB MNPI. Nothing in this Section 8.10 shall be deemed to limit the provisions of Section 5.20.

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8.11         Set-off; Sharing of Payments.

(a)          Right of Setoff. Each of Term Agent, each Term Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Term Agent, such Term Lender or any of their respective Affiliates to or for the credit or the account of any Borrower or any other Borrower against any Obligation of any Borrower now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Term Lender shall exercise any such right of setoff without the prior consent of Term Agent or Required Lenders. Each of Term Agent and each Term Lender agrees promptly to notify the Designated Borrower and Term Agent after any such setoff and application made by such Term Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 8.11 are in addition to any other rights and remedies (including other rights of setoff) that Term Agent, the Term Lenders, their Affiliates and the other Secured Parties, may have.

(b)          Sharing of Payments, Etc. If any Term Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Borrower (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 8.9 or Article IX and such payment exceeds the amount such Term Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Term Agent in accordance with the provisions of the Loan Documents, such Term Lender shall purchase in cash from other Term Lenders such participations in their Obligations as necessary for such Term Lender to share such excess payment with such Term Lenders to ensure such payment is applied as though it had been received by the Term Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Term Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Term Lender without interest and (ii) such Term Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Term Lender were the direct creditor of the applicable Borrower in the amount of such participation.

8.12         Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.13         Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.14         Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

8.15         Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

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8.16         Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Borrowers, the Term Agent, each Term Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Term Lenders or the Term Agent merely because of the Term Agent’s or the Term Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 8.18 and 8.19.

8.17         No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Term Lenders and the Term Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Term Agent nor any Term Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

8.18         Governing Law and Jurisdiction.

(a)          Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) BUT WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)          Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO EXECUTING THIS AGREEMENT HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE TERM AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT THE TERM AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS. THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER BORROWER) HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

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(c)          Service of Process. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE DESIGNATED BORROWER SPECIFIED HEREIN (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d)          Non-Exclusive Jurisdiction. NOTHING CONTAINED IN THIS SECTION 8.18 SHALL AFFECT THE RIGHT OF THE TERM AGENT OR ANY TERM LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

8.19         Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

8.20         Entire Agreement; Release; Survival.

(a)          THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY BORROWER AND ANY TERM LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

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(b)          Execution of this Agreement by the Borrowers constitutes a full, complete and irrevocable release of any and all claims which each Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrowers and each other Borrower signatory hereto hereby waives, releases and agrees (and shall cause each other Borrower to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)          (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 8.20, Sections 8.5 (Costs and Expenses) and 8.6 (Indemnity) and Article VII (Term Agent) and Article IX (Taxes and Yield Protection) and (ii) the provisions of Section 7.1 of the Security Agreement, in each case, shall (x) survive the payment in full of all Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

8.21         Patriot Act. Each Term Lender that is subject to the Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Term Lender to identify each Borrower in accordance with the Patriot Act.

8.22         Additional Waivers.

(a)          The Obligations are the joint and several obligation of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Term Agent or any other Secured Party.

(b)          The obligations of each Borrower shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Term Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

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(c)          To the fullest extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Term Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower, as the case may be, or any security.

(d)          Upon payment by any Borrower of any Obligations, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and termination of the Delayed Draw Term Loan Commitments. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and termination of the Delayed Draw Term Loan Commitments, and, so long as an Event of Default has occurred and is continuing, no Borrower will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower, so long as an Event of Default has occurred and is continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Term Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting a portion of the Term Loan made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

8.23         Creditor-Debtor Relationship. The relationship between the Term Agent, and each Term Lender, on the one hand, and the Borrowers, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Borrower arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Borrowers by virtue of, any Loan Document or any transaction contemplated therein.

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8.24         Actions in Concert. Notwithstanding anything contained herein to the contrary, each Term Lender hereby agrees with each other Term Lender that no Term Lender shall take any action to protect or enforce its rights against any Borrower arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Term Agent or Required Lenders, it being the intent of the Term Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of the Term Agent or Required Lenders.

8.25         Agency of the Designated Borrower for Each Other Borrower. Each Borrower irrevocably appoints the Designated Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Designated Borrower, whether or not any other Borrower joins therein, and the Term Agent and the Term Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Designated Borrower under this Section 8.25; provided that nothing in this Section 8.25 shall limit the effectiveness of, or the right of the Term Agent and the Term Lenders to rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement. The Designated Borrower agrees that the Term Agent, the Term Lenders and their Affiliates may have economic interests that conflict with those of the Designated Borrower, the other Borrowers, their respective Subsidiaries and their Affiliates, and none of the Term Agent, the Term Lenders or their Affiliates has any obligation to disclose any of such interests to the Designated Borrower, the other Borrowers or any of their respective Subsidiaries.

8.26         Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolutions Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in party or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into share or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

ARTICLE IX.
TAXES, YIELD PROTECTION AND ILLEGALITY

9.1           Taxes.

(a)          Except as otherwise provided in this Section 9.1, each payment by any Borrower under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b)          If any Taxes shall be required by any Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 9.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Borrower shall make such deductions, (iii) the relevant Borrower shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Borrower shall deliver to Term Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Term Agent.

(c)          In addition, the Borrowers agree to pay, and authorize Term Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirements of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Other Taxes by any Borrower, the Designated Borrower shall furnish to Term Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Term Agent.

(d)          The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Term Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Term Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Designated Borrower with copy to Term Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Term Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)          Any Term Lender claiming any additional amounts payable pursuant to this Section 9.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Term Lender, be otherwise disadvantageous to such Term Lender.

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(f)          Any Term Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Designated Borrower and the Term Agent, at the time or times reasonably requested by the Designated Borrower or the Term Agent, such properly completed and executed documentation reasonably requested by the Designated Borrower or the Term Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Term Lender, if reasonably requested by the Designated Borrower or the Term Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Designated Borrower or the Term Agent as will enable the Designated Borrower or the Term Agent to determine whether or not such Term Lender is subject to backup withholding or information reporting requirements. Notwithstanding the generality of the foregoing:

(i)          Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Designated Borrower or Term Agent (or, in the case of a participant or SPV, the relevant Term Lender), provide Term Agent and the Designated Borrower (or, in the case of a participant or SPV, the relevant Term Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E, as applicable (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements and documents, including those for the beneficial owners) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN or W-8BEN-E, as applicable (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Term Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Designated Borrower and Term Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers and Term Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)         Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Designated Borrower or Term Agent (or, in the case of a participant or SPV, the relevant Term Lender), provide Term Agent and the Borrowers (or, in the case of a participant or SPV, the relevant Term Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

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(iii)        Each Term Lender having sold a participation in any of its Obligations or identified an SPV as such to Term Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Term Agent.

(iv)        If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Term Agent and Designated Borrower any documentation under any Requirements of Law or reasonably requested by Term Agent or Designated Borrower sufficient for Term Agent or Designated Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

9.2           Increased Costs and Reduction of Return.

(a)          If any Term Lender shall have determined that:

(i)          the introduction of any Capital Adequacy Regulation;

(ii)         any change in any Capital Adequacy Regulation;

(iii)        any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)        compliance by such Term Lender (or its Lending Office) or any entity controlling the Term Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Term Lender or any entity controlling such Term Lender and (taking into consideration such Term Lender’s or such entities’ policies with respect to capital adequacy and such Term Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, within ten (10) days of demand of such Term Lender (with a copy to the Term Agent), the Borrowers shall pay to such Term Lender, from time to time as specified by such Term Lender, additional amounts sufficient to compensate such Term Lender (or the entity controlling the Term Lender) for such increase.

(b)          Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in a Requirements of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (a) above, as applicable, regardless of the date enacted, adopted or issued.

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9.3           Certificates of Term Lenders. Any Term Lender claiming reimbursement or compensation pursuant to this Article IX shall deliver to the Borrowers (with a copy to the Term Agent) a certificate setting forth in reasonable detail the amount payable to such Term Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

9.4           Illegality; Inability to Determine Rates; Amendment to LIBOR, Etc.

(a)          Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Term Agent determines (which determination shall be conclusive absent manifest error), or the Designated Borrower or the Required Lenders notify the Term Agent (with, in the case of the Required Lenders, a copy to the Designated Borrower) that the Designated Borrower or the Required Lenders (as applicable) have determined, that:

(i)          adequate and reasonable means do not exist for ascertaining LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)         any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Term Lender or its applicable Lending Office to perform any of its obligations hereunder or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Term Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market; or

(iii)        the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Term Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iv)        loans currently being executed by the Term Agent or similar administrative agents, or loans that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Term Agent or receipt by the Term Agent of such notice, as applicable, the Term Agent and the Borrowers may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Term Agent shall have provided in writing such proposed amendment to all Term Lenders and the Designated Borrower unless, prior to such time, Term Lenders comprising the Required Lenders have delivered to the Term Agent written notice that such Required Lenders do not accept such amendment.

(b)          If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) or (a)(ii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Term Agent will promptly so notify the Designated Borrower and each Term Lender.  Thereafter, interest on the Term Loan shall accrue and be payable at the Alternative Rate until a LIBOR Successor Rate has been determined or as otherwise agreed to by the parties hereto.

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(c)          Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

ARTICLE X.
DEFINITIONS; OTHER INTERPRETIVE PROVISIONS

10.1         Defined Terms. The following terms have the following meanings:

“956 Impact” means when, to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in material incremental income tax liability under Section 956 of the Code, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors.

“Accommodation Payment” has the meaning set forth in Section 8.22(d).

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, division, or unit of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Activation Notice” has the meaning set forth in Section 4.11.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Borrower or of any Subsidiary of any Borrower solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Report” has the meaning set forth in Section 7.5(c).

“Allocable Amount” has the meaning set forth in Section 8.22(d).

“Alternative Rate” means, at any date of determination, a rate per annum equal to the sum of (a) the Prime Rate plus (b) six and one-quarter percent (6.25%).

“Applicable BCF Multiple” means (a) with respect to Billboard Cash Flow of the Borrowers attributable to billboards owned by Standard Outdoor and Standard Outdoor SW (and, if they are no longer Junior Lien Borrowers, Standard Outdoor SEI and/or Standard Outdoor SEII) as of the Closing Date (or, in the case of Standard Outdoor SEII, as of the date the Vista Acquisition is consummated), 3.50, and (b) with respect to Billboard Cash Flow of the Borrowers attributable to billboards acquired after the Closing Date pursuant to any Permitted Acquisition, the lesser of (i) 3.50 and (ii) 50% of the purchase price multiple (measured as a multiple of Billboard Cash Flow of the applicable Target attributable to such acquired billboards) paid for such Permitted Acquisition.

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“Applicable Margin” means seven and one-quarter percent (7.25%) per annum.

“Applicable Reference Period” means, at any date of determination, the then most recent period of four (4) consecutive Fiscal Quarters for which financial statement have been or are required under Section 4.1 to have been delivered to the Term Agent.

“Approved Fund” means, with respect to any Term Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Term Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Term Lender, (ii) any Affiliate of such Term Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Term Lender.

“Assignment” means an assignment agreement entered into by a Term Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 8.9 (with the consent of any party whose consent is required by Section 8.9), accepted by the Term Agent, substantially in the form of Exhibit 10.1(a) or any other form approved by the Term Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel (including local counsel, if applicable).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) other than a Multiemployer Plan, to which any Borrower incurs or otherwise has any obligation or liability, contingent or otherwise.

“Billboard Cash Flow” means, for any period, with respect to billboards owned by the Borrowers (other than Junior Lien Borrowers), the result of (a) gross advertising revenue of such Borrowers with respect to such billboards for such period, determined in accordance with GAAP, minus (b) direct costs with respect to such billboards for such period, determined in accordance with GAAP, including without limitation lease payments, sales commissions, maintenance, repairs, subcontract services, property taxes, utilities, permits and insurance; provided that, to the extent the Quality Acquisition, the Vista Acquisition or any Permitted Acquisition (involving the acquisition of billboards) was consummated during such period, then for purposes of calculating Billboard Cash Flow for such period, such Acquisition shall be deemed to have been consummated on the first day of such period, and pro forma Billboard Cash Flow with respect to the billboards acquired in connection with such Acquisition and attributable to the portion of such period prior to the actual closing date of such Acquisition shall be calculated in a manner reasonably acceptable to the Term Agent.

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“Borrowers” has the meaning specified in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in Section 8.10(e).

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any funding, conversion, continuation, or payment of the Term Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Term Lender or of any corporation controlling a Term Lender.

“Capital Expenditures” means, with respect to the Borrowers and their Subsidiaries for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Term Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 360 days.

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“Change in Control” means that, at any time, (a) one or more Standard General Controlled Funds fail to own and control, directly or indirectly, fifty-one percent (51%) or more of the aggregate Voting Power represented by the issued and outstanding Stock of SDOI, (b) Standard General Controlled Funds fail to own and control, directly or indirectly, in the aggregate, ninety percent (90%) or more of the Stock of SDOI that all Standard General Controlled Funds, in the aggregate, own, directly or indirectly, on the Closing Date, (c) a majority of the members of the board of directors of SDOI do not constitute Continuing Directors, (d) SDOI fails to own and control, directly, 100% of the Stock of PGI free and clear of all Liens (other than the Liens in favor of the Term Agent pursuant to the Loan Documents), (e) SDOI fails to own and control, directly or indirectly, 100% of the Stock of Standard Outdoor, Standard Outdoor SW, Standard Outdoor SEI, Standard Outdoor SEII, PGI and any other direct or indirect Subsidiary of SDOI (other than TPB and its Subsidiaries) formed or acquired after the Closing Date free and clear of all Liens (other than the Liens in favor of the Term Agent pursuant to the Loan Documents), except where such failure is as a result of a transaction permitted by the Loan Documents, or (f) neither Ian Estus nor Greg Baxter (or, in either case, someone succeeding Ian or Greg who is reasonably acceptable to the Term Agent) is actively involved in the management or operations of SDOI for a period of sixty (60) consecutive days.

“Closing Date” means February 2, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Borrower, upon which a Lien in favor of the Term Agent, on behalf of itself, the Term Lenders and the other Secured Parties, is granted, purported to be granted or otherwise exists, in each case, to secure the Obligations, whether under this Agreement or under any Collateral Document.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages (if any), each Control Agreement, and all other security agreements, pledge agreements, patent security agreements, copyright security agreements, trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Borrower and the Term Agent for the benefit of the Term Agent, the Term Lenders and other Secured Parties now or hereafter delivered to the Term Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of the Term Agent for the benefit of the Term Agent, the Term Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Compliance Certificate” means a certificate of the Borrowers in substantially the form of Exhibit 4.2(b).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial position, cash flows, or operating results of such Person and its Subsidiaries.

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“Consolidated Interest Expense” means, with respect to any Person and its Subsidiaries on a Consolidated basis for any period, (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, and (d) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) with respect to any performance bonds, bonds, bank guaranties issued under bank facilities or otherwise or other similar instruments, (d) under any Rate Contracts; (e) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (f) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported.

“Continuing Director” means (a) any member of the board of directors of SDOI who was a director of SDOI on the Closing Date, and (b) any individual who becomes a member of the board of directors of SDOI after the Closing Date if such individual was approved, appointed or nominated for election to the board of directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of SDOI and whose initial assumption of office resulted from such contest or the settlement thereof.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Account” means each deposit account, securities account, or commodities account now or hereafter owned by the Borrowers, other than an Excluded Account.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Term Agent, among the Term Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower maintaining such account, entitlement or contract, as applicable, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Term Agent.

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“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirements of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Crystal” has the meaning set forth in the preamble to this Agreement.

“Customary Permitted Encumbrances” means:

(a)          Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due and payable or are being contested in compliance with Section 4.7(b);

(b)          carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 60 days or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(c)          pledges and deposits made in the Ordinary Course of Business (i) in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) to secure leases (other than Capital Leases), surety bonds and similar obligations;

(d)          Liens (including rights of set off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits permitted by this Agreement and Liens in favor of collecting banks arising in the Ordinary Course of Business and pursuant to the UCC;

(e)          judgment liens in respect of judgments (other than for payment of taxes, assessments or other governmental charges) that do not constitute an Event of Default under Section 6.1(h);

(f)          Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; and

(g)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the Ordinary Course of Business of any Borrower or any Subsidiary;

provided that the term “Customary Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

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“Delayed Draw Term Loan” has the meaning set forth in Section 1.1(b)(i).

“Delayed Draw Term Loan Borrowing” means a borrowing of all or a portion of the Delayed Draw Term Loan made on any given date.

“Delayed Draw Term Loan Borrowing Request” means a request for a Delayed Draw Term Loan Borrowing substantially in the form of Exhibit 10.1(d) or any other form approved by the Term Agent.

“Delayed Draw Term Loan Commitment Expiration Date” means the earlier of (a) the date that is one (1) year after the Closing Date and (b) the Term Agent’s receipt of written notice from the Designated Borrower terminating the aggregate Delayed Draw Term Loan Commitments.

“Delayed Draw Term Loan Commitment” means, for any Term Lender, the commitment of such Term Lender to make its portion of the Delayed Draw Term Loan hereunder to the Borrowers, expressed as an amount representing the maximum aggregate principal amount of such Term Lender’s portion of the Delayed Draw Term Loan, as such amount may be reduced or increased from time to time pursuant to the terms of this Agreement. The initial amount of each Term Lender’s Delayed Draw Term Loan Commitment is set forth in Schedule 1.1 or in the Assignment pursuant to which such Term Lender assumed its Delayed Draw Term Loan Commitment. As of the Closing Date, the aggregate Delayed Draw Term Loan Commitments are $15,000,000.

“Delayed Draw Term Note” means a promissory note of the Borrowers payable to a Term Lender in substantially the form of Exhibit 10.1(c) hereto, evidencing Indebtedness of the Borrowers under the portion of the Delayed Draw Term Loan owing to such Term Lender.

“Designated Borrower” means SDOI in its capacity as set forth in Section 8.25.

“Designated First Lien Borrower” means any Borrower that was acquired or formed solely in connection with, or for the purpose of consummating, a Permitted Acquisition that is not financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan, which Borrower is subsequently designated by the Designated Borrower in writing to the Term Agent as a “Designated First Lien Borrower”; provided, that (i) at the time of such designation, no Liens under Section 5.1(i) shall exist on the Property of such Borrower, and no Indebtedness of such Borrower shall exist under Section 5.5(k), and (ii) any such designation shall be irrevocable and irreversible.

“Disposition” means the sale, lease, conveyance or other disposition of Property.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Early Termination Fee” shall have the meaning specified in Section 1.7(c)(i).

“Early Termination Fee Event” shall have the meaning specified in Section 1.7(c)(i).

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution in clauses (a) or (b) of this definition and is subject to consolidated supervision of its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” mean any public administrate authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail, or otherwise to or from an E-System.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Borrower or any Subsidiary of any Borrower as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Borrower or any Subsidiary of any Borrower, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Borrower and any Person under common control or treated as a single employer with, any Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

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“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal within the meaning of Sections 4203 or 4205 of ERISA of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) a written determination from the Internal Revenue Service or any other Governmental Authority regarding the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV Plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; or (m) the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.1. An Event of Default shall be deemed to be continuing unless and until such Event of Default has been waived in accordance with Section 8.1.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Accounts” means, collectively, deposit accounts (a) used as payroll accounts, trust accounts, accounts used for withholding tax, goods and services tax, sales tax or payroll tax; provided that, in all cases described in this definition, such accounts shall be “Excluded Accounts” only to the extent such accounts are funded by the Borrowers in the ordinary course of business or as required by applicable law, such accounts are used exclusively for the purposes intended by such accounts and no other amounts are funded in such accounts and (b) containing, at all times, less than $50,000 for any one account and less than $200,000 in the aggregate for all such accounts.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 9.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 9.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirements of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 9.1(f), and (d) in the case of a Non-U.S. Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

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“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by the Term Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Term Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code and any amended or successor provisions thereto, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Term Agent on such day on such transactions as determined by the Term Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means the letter agreement, dated as of the date hereof, between the Borrowers and the Term Agent, as amended from time to time.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Borrower.

“Fiscal Month” means any of the monthly accounting periods of the Borrowers ending on last day of each calendar month.

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“Fiscal Quarter” means any of the quarterly accounting periods of the Borrowers ending on last day of each calendar quarter.

“Fiscal Year” means any of the annual accounting periods of the Borrowers ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the result of (i) the aggregate amount of dividends and other distributions received in cash by SDOI from each of its direct Subsidiaries and TPB during such period, minus (ii) the aggregate amount of all Investments made in cash by SDOI under Section 5.4(j) during such period and all Dispositions made in cash by SDOI under Section 5.2(c) during such period, without duplication, minus (iii) Unfinanced Capital Expenditures paid in cash by SDOI during such period, minus (iv) the aggregate amount (but not less than $0) of federal, state, local and foreign income taxes paid in cash by SDOI during such period, minus (v) all operating expenses paid in cash by SDOI during such period, to (b) the sum of (i) Consolidated Interest Expense paid in cash by SDOI during such period, plus (ii) all scheduled principal payments made by SDOI during such period on account of Indebtedness (including, without limitation, obligations with respect to Capital Leases, but excluding all voluntary and mandatory prepayments and all principal payments made in connection with any revolving credit facility which do not result in a permanent reduction of such facility), plus (iii) Restricted Payments paid in cash by SDOI during such period, in each case determined in accordance with GAAP to the extent applicable.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Term Loan and any prior Liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by the Term Agent and the Required Lenders, with deductibles not to exceed $50,000.

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more of the Borrowers or their Subsidiaries have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by one or more of the Borrowers or their Subsidiaries for their employees or former employees.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.

“Funds Flow Memorandum” shall have the meaning specified in Section 2.1(b).

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“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 10.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including, without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Incremental Term Loan” has the meaning set forth in Section 1.1(c).

“Incremental Term Loan Borrowing” means a borrowing of any Incremental Term Loan made on any given date.

“Incremental Term Loan Commitment” has the meaning set forth in Section 1.1(c).

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (including earn-out obligations, but excluding trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 90 days after the date specified in clause (a) of the definition of Termination Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

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“Indemnified Matters” has the meaning set forth in Section 8.6.

“Indemnitees” has the meaning set forth in Section 8.6.

“Initial Term Loan” has the meaning set forth in Section 1.1(a).

“Initial Term Loan Commitments” means, for any Term Lender, the commitment of such Term Lender to make its portion of the Initial Term Loan hereunder to the Borrowers, expressed as an amount representing the maximum aggregate principal amount of such Term Lender’s portion of the Initial Term Loan, as such amount may be reduced or increased from time to time pursuant to the terms of this Agreement. The initial amount of each Term Lender’s Initial Term Loan Commitment is set forth in Schedule 1.1 or in the Assignment pursuant to which such Term Lender assumed its Initial Term Loan Commitment. As of the Closing Date, the aggregate Initial Term Loan Commitments are $10,000,000.

“Initial Term Note” means a promissory note of the Borrowers payable to a Term Lender in substantially the form of Exhibit 10.1(b) hereto, evidencing Indebtedness of the Borrowers under the portion of the Initial Term Loan owing to such Term Lender.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirements of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means the first Business Day of each calendar month, commencing with March 1, 2018.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirements of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Borrowers.

“Investments” has the meaning set forth in Section 5.4.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

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“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Junior Lien Borrower” means each of (a) Standard Outdoor SEI, unless and until the Quality Seller Note is repaid in full and the Liens on the Property of Standard Outdoor SEI in favor of the Quality Seller are terminated, (b) Standard Outdoor SEII, unless and until the Vista Seller Note is repaid in full and the Liens on the Property of Standard Outdoor SEII in favor of the Vista Seller are terminated, and (c) each other Borrower whose Property is or may be subject to a Lien under Section 5.1(i) (whether or not any such Lien exists at the time of determination).

“Lending Office” means, with respect to any Term Lender, the office or offices of such Term Lender specified as its “Lending Office” from time to time in writing to the Designated Borrower and the Term Agent.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions (including brokerage commissions, fees and other similar compensation), charges, disbursements and expenses (including, without limitation, (a) Attorney Costs, and (b) those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for any day in any calendar month, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the three-month “Libor Rate” as published in The Wall Street Journal on the date that is two (2) Business Days prior to the first day of such calendar month, or, if such rate is no longer published in The Wall Street Journal (or The Wall Street Journal ceases publication), as published by such other widely recognized provider of interest rate information as selected by the Term Agent in its reasonable discretion on the date that is two (2) Business Days prior to the first day of such calendar month. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Term Agent at which deposits of Dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Term Agent in the London interbank market for a three-month period for the applicable principal amount on such date of determination for the applicable calendar month. Notwithstanding the foregoing, in no event shall LIBOR be less than zero.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Term Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Term Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 9.4(a).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to administrative matters as may be appropriate, in the discretion of the Term Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Term Agent in a manner substantially consistent with market practice (or, if the Term Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Term Agent determines in consultation with the Designated Borrower).

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“Lien” means any mortgage, filing, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, at any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrowers (other than Junior Lien Borrowers) on deposit in Control Accounts subject to a Control Agreement.

“Loan Documents” means this Agreement, the Term Notes, the Fee Letter, the Collateral Documents, each Subordination Agreement, and all agreements, documents, instruments and certificates delivered from time to time to the Term Agent and/or any Term Lender in connection with any of the foregoing.

“Make-Whole Amount” means, with respect to any Early Termination Fee Event that occurs on or prior to the first anniversary of the Closing Date, the result of (a) all interest on the portion of the Term Loan prepaid or required to be prepaid that would otherwise have accrued within the twelve (12) month period following the Closing Date (calculated based on the per annum interest rate (including, for the avoidance of doubt, the Applicable Margin) applicable to the Term Loan on the date of such prepayment or required prepayment), minus (b) actual cash payments of interest on such portion of the Term Loan paid by the Borrowers from the Closing Date through the date of such prepayment or required prepayment. Solely for purposes of calculating the Make-Whole Amount, if such Early Termination Fee Event includes the reduction or termination of Delayed Draw Term Loan Commitments, then such amount in respect of the Delayed Draw Term Loan Commitments shall be calculated based on the fees otherwise arising under Section 1.7(b).

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or would reasonably be expected to result in or cause, a material adverse change in any of (a) the financial condition, business, income, assets, operations or Property of the Borrowers taken as a whole; (b) the ability of the Borrowers taken as a whole to perform their obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Term Agent, the Term Lenders and the other Secured Parties under any Loan Document.

“Material Contract” means (i) any contract or agreement of the Borrowers or their respective Subsidiaries set forth on Schedule 3.23 or any Material Indebtedness Agreement and (ii) any other (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Borrower or its Subsidiaries; (d) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (e) collective bargaining agreement; or (f) other contract, agreement, understanding, or arrangement with a third party; that, as to subsections (a) through (f) above, loss of which could reasonably be expected to cause a Material Adverse Effect.

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“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of the Borrowers or any of their respective Subsidiaries equal to or in excess of the amount of $500,000.

“MNPI” has the meaning set forth in Section 8.10(a).

“Moody’s” means Moody’s Investors Services Inc. and any other successor thereto.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate in favor of the Term Agent, for the benefit of the Secured Parties.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event or transaction, including (i) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received or (ii) in the case of an Event of Loss, insurance proceeds, proceeds of a condemnation award or other compensation payments, in each case net of (b) the sum of (x) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by any Borrower or a Subsidiary to third parties (other than Affiliates) in connection with such event, (y) in the case of a sale or other Disposition of an asset described in Section 1.6(b)(i), income taxes paid or reasonably estimated by the Borrowers (determined in good faith by a Responsible Officer of the Designated Borrower, on behalf of all the Borrowers) to be actually payable within one year of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (b)(y) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Proceeds and (z) in the case of a sale or other Disposition or Event of Loss described Sections 1.6(b)(i) or (ii), the amount of all payments required to be made by any Borrower on any Indebtedness by the terms thereof (other than the Obligations and any Subordinated Indebtedness) secured by such asset to the extent the Lien in favor of the holder of such Indebtedness is permitted by Section 5.1(d); provided that such payments made shall not exceed the lesser of the amount of cash proceeds received by such Borrower or the aggregate amount of such Indebtedness.

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“Non-U.S. Lender Party” means each of the Term Agent, each Term Lender, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Obligations” means the Term Loan and all other Indebtedness, advances (including, without limitation, any Protective Overadvances), debts, liabilities, obligations, fees, expenses, covenants and duties owing by any Borrower to any Term Lender, the Term Agent or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (including, without limitation, the interest, fees, expenses and other amounts which accrue after the commencement of any proceeding under the Bankruptcy Code (or other debtor relief law) by or against any Borrower or any Affiliates of any Borrower and whether or not such amounts are allowed or allowable in whole or in part in any such proceeding).

“OFAC” has the meaning set forth in Section 3.27.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Taxes” has the meaning set forth in Section 9.1(c).

“Outdoor Acquisition Agreements” means, collectively, the Vista Acquisition Agreement and the Quality Acquisition Agreement.

“Outdoor Acquisition Documents” means, collectively, the Vista Acquisition Documents and the Quality Acquisition Documents.

“Outdoor Acquisitions” means, collectively, the Vista Acquisition and the Quality Acquisition.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirements of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

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“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition after the Closing Date (excluding, for avoidance of doubt, the Outdoor Acquisitions) so long as:

(a)          Structure. Such Acquisition shall be structured as (i) an asset acquisition by a Borrower (other than SDOI or a Junior Lien Borrower), (ii) a merger of the applicable Target with and into a Borrower (other than SDOI or a Junior Lien Borrower), with such Borrower as the surviving entity in such merger, or (iii) an acquisition of all of the Stock of the applicable Target by a Borrower (other than a Junior Lien Borrower);

(b)          Non-Hostile. Such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders, as required, of the seller;

(c)          No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to such Acquisition; and

(d)          Specific Conditions Precedent. Each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Term Agent:

(i)          Notice of Acquisition. Term Agent shall receive not less than 30 days’ prior written notice of such Acquisition (or such shorter time period as the Term Agent may otherwise agree), which notice shall include a reasonably detailed description of the proposed terms of such Acquisition and identify the anticipated closing date thereof;

(ii)         Due Diligence Information; Due Diligence Review. (A) If such Acquisition is financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan, (1) Term Agent shall receive, not less than 20 Business Days prior to the consummation of such Acquisition (or such shorter time period as the Term Agent may otherwise agree), a due diligence package, reasonably satisfactory to the Term Agent, containing such business and legal due diligence information, materials and reports as the Term Agent may reasonably request with respect to such Acquisition and the applicable Target (which may include, without limitation, (x) historical financial statements, (y) pro forma financial projections, and (z) a quality-of-earnings report or other independent third-party verification of earnings), and (2) Term Agent and its counsel shall have completed all business and legal due diligence with respect to such Acquisition, in scope, and with results, satisfactory to the Term Agent and its counsel; and (B) if such Acquisition is financed solely by other sources (which may include, without limitation, the first $5,000,000 of the proceeds of the Delayed Draw Term Loan), Term Agent shall receive, not less than 10 Business Days prior to the consummation of such Acquisition (or such shorter time period as the Term Agent may otherwise agree), a due diligence package containing such business and legal due diligence information, materials and reports (if any) as the Borrowers and their Subsidiaries may receive or possess with respect to such Acquisition and the applicable Target;

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(iii)        Location of Assets; Line of Business. (A) Such Acquisition shall involve assets located only in the United States, unless otherwise consented to in writing by the Term Agent, (B) if such Acquisition is financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan, the Target of such Acquisition shall comprise a business, or those assets of a business, of the type engaged in by Standard Outdoor and its Subsidiaries as of the Closing Date, unless otherwise consented to in writing by the Term Agent in its sole discretion, and which business would not subject the Term Agent or any Term Lender to regulatory or third party approvals in connection with the exercise of their rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Borrowers prior to such Acquisition, and (C) if such Acquisition is financed solely by other sources (which may include, without limitation, the first $5,000,000 of the proceeds of the Delayed Draw Term Loan), the Target of such Acquisition may comprise any business, or those assets of any business, unless the Term Agent objects thereto in writing on the basis that such business could, in the Term Agent’s or any Term Lender’s reasonable determination, (w) violate any investment or other policies, rules or regulations of or applicable to the Term Agent or any Term Lender, (x) violate any Contractual Obligations or Requirements of Law of or applicable to the Term Agent or any Term Lender, (y) expose the Term Agent or any Term Lender to any legal or regulatory Liabilities or any reputational risk, or (z) subject the Term Agent or any Term Lender to regulatory or third party approvals in connection with the exercise of their rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Borrowers prior to such Acquisition;

(iv)        Collateral Matters. If such Acquisition is structured as a Stock acquisition, the Borrowers shall (A) cause the applicable Target to become a Borrower hereunder and grant to the Term Agent, for the benefit of the Secured Parties, a first-priority perfected security interest (subject only to Permitted Liens and, as to priority, only to (x) Permitted Liens that have priority under applicable law and (y) so long as such Acquisition is not financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan, Liens permitted under Section 5.1(i)) in all of such Target’s Property, subject to the limitations set forth in the Loan Documents, and (B) take, and cause such Target to take, any such actions as the Term Agent may request in connection therewith. All filings, recordations, searches, payoff letters and Lien releases reasonably necessary or otherwise reasonably requested by the Term Agent in connection with such Acquisition or the Liens to be granted to the Term Agent under the Loan Documents shall have been duly made, and all documents and instruments required to perfect the Term Agent’s security interest in the Collateral shall have been executed, delivered, and filed, and all filing and recording fees and taxes shall concurrently with such filing or recordation be duly paid;

(v)         Specified Financial Covenants. After giving effect to such Acquisition and the incurrence or assumption of all Indebtedness in connection therewith, the covenants set forth in Sections 5.21 and 5.22(a), measured as of the last day of the Applicable Reference Period at such time (but with Liquidity and the TPB Pledged Stock Value each measured as of the date of, and immediately after giving effect to, such Acquisition) and determined on a pro forma basis as if such Acquisition had occurred (and all related Indebtedness had been incurred or assumed) on the first day of such Applicable Reference Period, shall be satisfied;

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(vi)        Approvals. All material consents, permits and approvals (governmental or otherwise) required for the consummation of such Acquisition shall have been duly obtained, shall be final and non-appealable, and shall be in full force and effect, and such Acquisition shall be consummated in accordance in all material respects with applicable Requirements of Law;

(vii)       Purchase Documentation. The purchase agreement and related documents therefor (collectively, the “Purchase Documentation”) for such Acquisition shall have been delivered to the Term Agent. If such Acquisition is financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan, (A) the Purchase Documentation shall be in substance reasonably satisfactory to the Term Agent, (B) all conditions precedent to the consummation of such Acquisition shall have been satisfied (or waived with the consent of the Term Agent), and such Acquisition shall have been consummated (or shall be consummated concurrently with the funding of such Delayed Draw Term Loan Borrowing or Incremental Term Loan Borrowing, as the case may be) in accordance in all material respects with the terms of the Purchase Documentation, without any amendment, modification or waiver of any of the provisions thereof that would be adverse to the Term Agent or the Term Lenders without the consent of the Term Agent, and (C) the representations and warranties made by or with respect to the applicable Target in such Purchase Documentation shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) to the extent such representations and warranties are material to the interests of the Term Agent or the Term Lenders;

(viii)      Certificates. The Administrative Agent shall have received the following certificates, each dated as of the closing date of such Acquisition and in form and detail satisfactory to the Term Agent: (A) if such Acquisition is financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan or any Incremental Term Loan, a certificate of a Responsible Officer of the Designated Borrower certifying that both before and after giving effect to the consummation of such Acquisition, all Indebtedness incurred or assumed in connection therewith (including such Delayed Draw Term Loan Borrowing or Incremental Term Loan Borrowing, as the case may be), and the payment and accrual of all transaction costs in connection with the foregoing, the Borrowers, taken as a whole, and the Borrowers and their Subsidiaries, on a Consolidated basis, are Solvent, (B) a certificate of a Responsible Officer of the Designated Borrower certifying compliance (with supporting calculations or other evidence) with the financial conditions set forth in clause (v) above, and (C) a certificate of a Responsible Officer of the Designated Borrower certifying that each of the conditions set forth in this definition of “Permitted Acquisition” have been satisfied (or will be satisfied concurrently with the consummation of such Acquisition, as applicable); and

(ix)         Other Information. If such Acquisition is financed in whole or in part by any portion of the proceeds of the Delayed Draw Term Loan in excess of the first $5,000,000 thereof or any Incremental Term Loan, Term Agent shall have received such other certificates, documents and agreements as Term Agent, any Term Lender or their respective counsel may have reasonably requested.

“Permitted Earn-Outs” means, with respect to any Person, unsecured obligations of such Person arising from any Permitted Acquisition which are payable based on the achievement of specified financial results over time (it being understood and agreed that indemnity payments, working capital adjustments or other similar payments shall not constitute earn-outs) and are subject to a subordination agreement reasonably acceptable to the Term Agent. The amount of any Permitted Earn-Outs for purposes of Section 5.5 shall be the maximum amount remaining thereof determined by the Designated Borrower based upon good faith projections reasonably acceptable to the Term Agent.

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“Permitted Indebtedness” has the meaning set forth in Section 5.5.

“Permitted Liens” has the meaning set forth in Section 5.1.

“Permitted Refinancing” means Indebtedness constituting a refinancing, renewal or extension of Indebtedness permitted under Sections 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, renewed or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, renewed or extended, (f) is otherwise on terms not less favorable (taken as a whole) to the Borrowers and their Subsidiaries than those of the Indebtedness being refinanced, renewed or extended, and (g) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment or liens to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Term Agent and the Term Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; provided, however, that such Indebtedness shall not constitute a “Permitted Refinancing” if, at the time such Indebtedness is incurred, created or assumed, a Default or Event of Default has occurred and is continuing or would result therefrom.

“Permitted Seller Debt” means Subordinated Indebtedness incurred in connection with a Permitted Acquisition, payable to the seller(s) in connection therewith.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“PGI” means Pillar General Inc., a Delaware corporation.

“PGI Acquisition” means the Acquisition by PGI of all of the outstanding shares of common stock of Interboro Holdings, Inc., a Delaware corporation, pursuant to the PGI Acquisition Agreement, which Acquisition was consummated on January 2, 2018.

“PGI Acquisition Agreement” means that certain Stock Purchase Agreement dated as of November 23, 2016, by and between SDOI, as “Purchaser”, and Interboro LLC, as “Seller”.

“Prepayment Event” shall have the meaning specified in Section 1.6(b).

“Prime Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the greatest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Term Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Term Agent), (b) the sum of the Federal Funds Effective Rate on such day plus 0.50%, and (c) 1.00%. Any change in the Prime Rate due to a change in any of the rates referred to in the foregoing clauses (a) through (c) shall be effective from and including the effective date of such change. The Prime Rate is a reference rate and not necessarily the lowest interest rate at which any Term Lender may make loans or other extensions of credit to other customers.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Percentage” means, as to any Term Lender, with respect to the Term Loan, the percentage equivalent of the principal amount of the Term Loan held by such Term Lender, divided by the aggregate principal amount of the Term Loan held by all Term Lenders.

“Protective Overadvance” has the meaning set forth in Section 1.1(d).

“Quality Acquisition” means the Acquisition by Standard Outdoor SEI of the “Business” of the Quality Seller pursuant to (and as “Business” is defined in) the Quality Acquisition Agreement, which Acquisition was consummated on January 18, 2018.

“Quality Acquisition Agreement” means the Asset Purchase Agreement dated as of January 18, 2018, between the Quality Seller, as “Seller”, and Standard Outdoor SEI, as “Buyer”.

“Quality Acquisition Documents” means, collectively, the Quality Acquisition Agreement and all other documents entered into or delivered in connection with the consummation of the Quality Acquisition.

“Quality Seller Note” means the Promissory Note and Security Agreement dated as of January 18, 2018, made by Standard Outdoor SEI to the order of the Quality Seller, in the original principal amount of $6,500,000.

“Quality Seller” means Quality I/N Signs and Outdoor Advertising, LLC, an Alabama limited liability company.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, including, without limitation, any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Borrower or any Subsidiary of any Borrower.

“Register” has the meaning set forth in Section 1.4(b).

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“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions under Environmental Laws required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means, as of any date of determination, Term Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loan then outstanding; provided that, if at such time, there are two (2) or more Term Lenders, then Required Lenders shall mean two (2) or more Term Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loan then outstanding (Lenders that are Affiliates of one another being considered one Lender for purposes of this proviso).

“Requirements of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, the chief financial officer, the treasurer, the president or any vice president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information or certifications of Solvency, the chief financial officer or the treasurer of a Borrower, or any other officer having substantially the same authority and responsibility.

“Restricted Payments” has the meaning set forth in Section 5.10.

“Sale” has the meaning set forth in Section 8.9(b).

“SDN List” has the meaning set forth in Section 3.27.

“SDOI” has the meaning specified in the preamble to this Agreement.

“Secured Party” means the Term Agent, each Term Lender, each other Indemnitee and each other holder of any Obligation.

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“Security Agreement” means that certain Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Term Agent and the Borrowers, made by the Borrowers in favor of the Term Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time, together with each other security agreement executed and delivered by any other Borrower in favor of the Term Agent, for the benefit of the Secured Parties.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“S&P” means Standard & Poor’s Ratings Services LLC and any successor thereto.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Term Lender to the Term Agent.

“Standard General Controlled Fund” means a fund for which Standard General L.P. is the investment manager (and in that capacity has voting and investment control of such fund).

“Standard Outdoor” has the meaning specified in the preamble to this Agreement.

“Standard Outdoor SEI” has the meaning specified in the preamble to this Agreement.

“Standard Outdoor SEII” has the meaning specified in the preamble to this Agreement.

“Standard Outdoor SW” has the meaning specified in the preamble to this Agreement.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Creditor” means any Person that shall have entered into a Subordination Agreement with Term Agent, on behalf of the Secured Parties.

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“Subordinated Indebtedness” means Indebtedness of any Borrower or any Subsidiary of any Borrower which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder in accordance with a Subordination Agreement, and having such other terms as are, in each case, satisfactory to the Term Agent.

“Subordinated Indebtedness Documents” means all documents evidencing Subordinated Indebtedness, including, without limitation, each subordinated promissory note or agreement issued by a Borrower to a Subordinated Creditor, and each other promissory note, instrument and agreement executed in connection therewith, all on terms and conditions reasonably acceptable to the Term Agent.

“Subordination Agreement” means, collectively, each subordination agreement by and among the Term Agent, the applicable Borrowers, the applicable Subsidiaries of the Borrowers and the applicable Subordinated Creditor, each in form and substance reasonably satisfactory to the Term Agent and each evidencing and setting forth the senior priority of the Obligations over such Subordinated Indebtedness, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or “Subsidiaries” shall refer to a “Subsidiary” or “Subsidiaries” of a Borrower. Notwithstanding the foregoing, TPB and its Subsidiaries shall not be treated as Subsidiaries of SDOI for any purpose of this Agreement including, without limiting, any representations and warranties, covenants or Events of Default.

“Target” means the Person, business, division, unit or assets, as the case may be, acquired in a Permitted Acquisition or either of the Outdoor Acquisitions, as the case may be.

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Returns” has the meaning set forth in Section 3.10.

“Taxes” has the meaning set forth in Section 9.1(a).

“Term Agent” means Crystal in its capacity as administrative agent and collateral agent for the Term Lenders hereunder, and any successor agent hereunder.

“Term Lender” has the meaning set forth in the preamble to this Agreement.

“Term Loan” means, collectively, the Initial Term Loan, the Delayed Draw Term Loan and any Incremental Term Loan.

“Term Loan Commitments” means, collectively, the Initial Term Loan Commitments, the Delayed Draw Term Loan Commitments and any Incremental Term Loan Commitments.

“Termination Date” means the earliest to occur of (a) February 2, 2023, and (b) the date on which the maturity of the Term Loan is accelerated or deemed accelerated.

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“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“TPB” means Turning Point Brands, Inc., a Delaware corporation.

“TPB Consolidated Senior Leverage Ratio” means the “Consolidated Senior Leverage Ratio”, as such term is defined in the TPB Second Lien Credit Agreement as originally in effect.

“TPB Consolidated Total Leverage Ratio” means the “Consolidated Total Leverage Ratio”, as such term is defined in the TPB Second Lien Credit Agreement as originally in effect.

“TPB Pledged Stock” means TPB Stock that is (a) owned by SDOI free and clear of all Liens (other than the Term Agent’s security interest therein), (b) pledged to the Term Agent as Collateral pursuant to Collateral Documents satisfactory to the Term Agent and subject to the Term Agent’s perfected, first-priority security interest, (c) registered in a form and manner satisfactory to the Term Agent and maintained in a segregated securities account subject to a Control Agreement, and (d) salable by SDOI or the Term Agent as pledgee pursuant to the Form S-3 Registration Statement (Registration No. 333-219114) in effect as of the Closing Date or another effective registration statement satisfactory to the Term Agent.

“TPB Pledged Stock Value” means, as of any time of determination, the TPB Stock Value of the TPB Pledged Stock at such time; provided that if the TPB Stock is no longer publicly traded, or if TPB has been merged into or consolidated with another Person in a transaction in which TPB was not the surviving Person, then the TPB Pledged Stock Value at such time shall be $0.

“TPB Second Lien Credit Agreement” means that certain Second Lien Credit Agreement dated as of February 17, 2017, among TPB and North Atlantic Trading Company, Inc., as “Borrowers”, the “Guarantors” from time to time party thereto, the “Lenders” from time to time party thereto, Prospect Capital Corporation, a Maryland corporation, as “Administrative Agent”, and Fifth Third Bank, an Ohio banking corporation, as “Administrative Sub-Agent”.

“TPB Stock” means issued shares of common stock of TPB.

“TPB Stock Value” means, as of any time of determination, with respect to any shares of TPB Stock, the value of such shares, calculated by multiplying the number of such shares by the price per share of such stock as reflected at the closing of the trading session on the date of determination (or, if such calculation is made prior to the closing of the trading session on such date, or if there is no trading session on such date, then the closing of the trading session immediately preceding such date of determination).

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirements of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirements of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

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“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“UFCA” has the meaning set forth in Section 8.22(d).

“UFTA” has the meaning set forth in Section 8.22(d).

“Unfinanced Capital Expenditures” means Capital Expenditures to the extent not financed with the proceeds of equity issuances, capital contributions or Indebtedness (other than Indebtedness under any revolving credit facility).

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of the Term Agent, each Term Lender, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Vista Acquisition” means the Acquisition by Standard Outdoor SEII of the “Business” of the Vista Seller pursuant to (and as “Business” is defined in) the Vista Acquisition Agreement, which Acquisition will be consummated following the Closing Date.

“Vista Acquisition Agreement” means the Asset Purchase Agreement to be entered into between the Vista Seller, as “Seller”, and Standard Outdoor SEII, as “Buyer”, following the Closing Date, which agreement shall be in form and substance reasonable acceptable to the Term Agent.

“Vista Acquisition Documents” means, collectively, the Vista Acquisition Agreement and all other documents entered into or delivered in connection with the consummation of the Vista Acquisition.

“Vista Seller Note” means the Promissory Note and Security Agreement to be made by Standard Outdoor SEII to the order of the Vista Seller, in an original principal amount not to exceed $3,450,000.

“Vista Seller” means Vista Outdoor Corporation, a Georgia corporation.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Schedule.

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“WT Securities Account” means the securities account at Wilmington Trust, National Association, which holds the TPB Pledged Stock as of the Closing Date, and any future replacement of such account.

10.2         Other Interpretive Provisions.

(a)          Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)          The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)          Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The terms “include”, “includes” and “including” are not limiting and shall be deemed to be following by the phrase “without limitation.” The term “Person” shall be construed to include such Person’s successors and assigns.

(d)          Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)          Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)          Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)          Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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(h)          Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

10.3         Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrowers shall be given effect for purposes of measuring compliance with any provision of Article V unless the Borrowers and the Term Agent agree to modify such provisions to reflect such changes in GAAP (and the Borrowers and the Term Agent agree to negotiate in good faith with respect thereto) and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding anything other provision contained herein, to the extent any change, adjustment, reversal or the like that would result in any obligation that, under GAAP as in effect on the date hereof would not be classified and accounted for as a Capital Lease, becoming classified and accounted for as a Capital Lease, such change shall be disregarded for purposes of determining “GAAP” under this Agreement. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary of any Borrower at “fair value.”

10.4         Payments. The Term Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Borrower. Any such determination or redetermination by the Term Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Borrower and no other currency conversion shall change or release any obligation of any Borrower or of any Secured Party (other than the Term Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Term Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized Responsible Officers as of the day and year first above written.

BORROWERS:

STANDARD DIVERSIFIED OPPORTUNITIES INC., as a Borrower

By:	/s/ Ian Estus
	Name:	Ian W. Estus
	Title:	President and Chief Executive Officer

STANDARD OUTDOOR LLC, as a Borrower

By:	/s/ Ian Estus
	Name:	Ian W. Estus
	Title:	President

STANDARD OUTDOOR SOUTHWEST LLC, as a Borrower

By:	/s/ Ian Estus
	Name:	Ian W. Estus
	Title:	President

STANDARD OUTDOOR SOUTHEAST I LLC, as a Borrower

By:	/s/ Ian Estus
	Name:	Ian W. Estus
	Title:	President

STANDARD OUTDOOR SOUTHEAST II LLC, as a Borrower

By:	/s/ Ian Estus
	Name:	Ian W. Estus
	Title:	President

[Signature Page to Term Loan Agreement]

Crystal Financial LLC, as Term Agent and as a Term Lender

By:	/s/ Christopher A. Arnold
	Name:	Christopher A. Arnold
	Title:	Senior Managing Director

Crystal Financial SPV LLC, as as a Term Lender

By:	/s/ Christopher A. Arnold
	Name:	Christopher A. Arnold
	Title:	Senior Managing Director

[Signature Page to Term Loan Agreement]

EXHIBIT 4.2(b)

[FORM OF] COMPLIANCE CERTIFICATE

To:	Crystal Financial LLC	Date:[________________], [____]
Two International Place, 17th Floor
Boston, MA 02110
Attention: Christopher Arnold

Re:        Term Loan Agreement dated as of February 2, 2018 (as amended, restated, supplemented or otherwise modified hereafter, the “Term Loan Agreement”) by and among Standard Diversified Opportunities Inc., a Delaware corporation (“SDOI” or the “Designated Borrower”), Standard Outdoor LLC, a Delaware limited liability company (“Standard Outdoor”), Standard Outdoor Southwest LLC, a Delaware limited liability company (“Standard Outdoor SW”), Standard Outdoor Southeast I LLC, a Delaware limited liability company (“Standard Outdoor SEI”), Standard Outdoor Southeast II LLC, a Delaware limited liability company (“Standard Outdoor SEII”), the other Persons party thereto that are designated as “Borrowers” (collectively with SDOI, Standard Outdoor, Standard Outdoor SW, Standard Outdoor SEI and Standard Outdoor SEII, the “Borrowers” and each a “Borrower”), and Crystal Financial LLC, a Delaware limited liability company, as administrative agent and collateral agent (in such capacities, the “Term Agent”) for the financial institutions from time to time party thereto (collectively, the “Term Lenders” and individually each a “Term Lender”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Term Loan Agreement.

The undersigned, in his or her capacity as a duly authorized and acting Responsible Officer of the Designated Borrower, and not in his or her individual capacity, hereby certifies as follows:

1.	No Default.

a.	To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Borrowers propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

2.	Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations necessary to determine the following:

a.	The Borrowers [are][are not] in compliance with the Loan to Value covenant set forth in Section 5.21 of the Term Loan Agreement.

b.	The Borrowers [are][are not] in compliance with the Minimum Liquidity or Fixed Charge Coverage Ratio covenant set forth in Section 5.22(a) of the Term Loan Agreement.

c.	The Borrowers [are][are not] in compliance with the Maximum TPB Consolidated Total Leverage Ratio covenant set forth in Section 5.22(b) of the Term Loan Agreement.

d.	The Borrowers [are][are not] in compliance with the Maximum TPB Consolidated Senior Leverage Ratio covenant set forth in Section 5.22(c) of the Term Loan Agreement.

3.	No Material Accounting Changes, Etc. The financial statements furnished to the Term Agent for the Fiscal [Year/Quarter] ending [end date of most recently completed Fiscal Year/Quarter] are complete, correct, in compliance with all of the requirements set forth in Section 4.1 of the Term Loan Agreement and fairly presenting, in all material respects,

[For Fiscal Year] with respect to each of (i) SDOI, (ii) PGI and (iii) TPB, the financial position and results of operations of each such Person and its Consolidated Subsidiaries, in conformity with GAAP applied on a basis consistent with prior years.

[For Fiscal Quarter] with respect to each of (i) SDOI and (ii) TPB, the financial position and the results of operations of each such Person and its Consolidated Subsidiaries, subject to normal year-end adjustments and the absence of footnote disclosures, in conformity with GAAP applied on a basis consistent with prior quarters.

There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Term Agent for the year ending [end date of year for which audited financial statements were most recently delivered prior to the date hereof], other than the material accounting changes as disclosed on Appendix III hereto.

4.	Intellectual Property. Except as set forth on Appendix IV hereto, there has been no change to the information provided in Schedule 3.16 to the Term Loan Agreement since the date of the most recently delivered Compliance Certificate.

5.	Commercial Tort Claims. Except as set forth on Appendix V hereto, there has been no change to the information provided in Schedule 1 to the Security Agreement since the date of the most recently delivered Compliance Certificate.

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

By:	______________________________
A Responsible Officer of the Designated Borrower

Name:	_____________________________

Title:	______________________________

Appendix I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default or Event of Default in reasonable detail and the steps being taken or contemplated by the Borrowers to be taken on account thereof.]

Appendix II

End date of Applicable Reference Period (last day of most recently ended
Fiscal Quarter):	______________, 20__

A. Loan to Value

1. Aggregate outstanding principal amount of the Term Loan and any
Protective Overadvances as of the end date of the Applicable Reference
Period above:	$__________________

[Repeat the following Section 2 for each Applicable BCF Multiple and the billboards related thereto]

2. A. Billboard Cash Flow:

i. Gross advertising revenue of the Borrowers (other than Junior
Lien Borrowers) with respect to the applicable billboards for the
Applicable Reference Period, determined
in accordance with GAAP:	$__________________

minus

ii. Direct costs with respect to such billboards for the Applicable
Reference Period, determined in accordance with GAAP,
including without limitation lease payments, sales commissions, maintenance, repairs, subcontract services, property taxes,
utilities, permits and insurance:	$__________________

Total:	$__________________

B. Applicable BCF Multiple: [1]	__________________

C. Product of Items 2.A. and 2.B.:	$__________________

3. As of the end date of the Applicable Reference Period, the product of:

i. The number of shares of TPB Pledged Stock:	__________________

ii. The price per share of such stock: [2]	$__________________

Total: [3]	$__________________

1 (a) with respect to Billboard Cash Flow of the Borrowers attributable to billboards owned by Standard Outdoor and Standard Outdoor SW (and, if they are no longer Junior Lien Borrowers, Standard Outdoor SEI and/or Standard Outdoor SEII) as of the Closing Date (or, in the case of Standard Outdoor SEII, as of the date the Vista Acquisition is consummated), 3.50, and (b) with respect to Billboard Cash Flow of the Borrowers attributable to billboards acquired after the Closing Date pursuant to any Permitted Acquisition, the lesser of (i) 3.50 and (ii) 50% of the purchase price multiple (measured as a multiple of Billboard Cash Flow of the applicable Target attributable to such acquired billboards) paid for such Permitted Acquisition.

2 As reflected at the closing of the trading session on the date of determination (or, if such calculation is made prior to the closing of the trading session on such date, or if there is no trading session on such date, then the closing of the trading session immediately preceding such date of determination).

3 If the TPB Stock is no longer publicly traded, or if TPB has been merged into or consolidated with another Person in a transaction in which TPB was not the surviving Person, then the TPB Pledged Stock Value at such time shall be $0.

4. The product of Item 3 and 0.35:	$__________________

5. Sum of Item 2 and 4:	$__________________

In compliance with the Loan to Value covenant, pursuant to Section
5.21 of the Term Loan Agreement (i.e., Item 5 is greater than or equal
to Item 1):	[Yes/No]

B. Minimum Liquidity or Fixed Charge Coverage Ratio

Liquidity for Applicable Reference Period:	$__________________

Minimum Liquidity:	$3,000,000.00

Complete the calculation of the Fixed Charge Coverage Ratio for such Applicable Reference Period below:

Fixed Charge Coverage Ratio (each item determined in accordance with
GAAP, to the extent applicable):

1. Aggregate amount of dividends and other distributions received in cash
by SDOI from each of its direct Subsidiaries and TPB during such period:	$__________________

2. Aggregate amount of all Investments made in cash by SDOI under Section
5.4(j) of the Term Loan Agreement during such period and all Dispositions made in cash by SDOI under Section 5.2(c) of the Term Loan Agreement
during such period, without duplication:	$__________________

3. Unfinanced Capital Expenditures paid in cash by SDOI during such period:	$__________________

4. Aggregate amount (but not less than $0) of federal, state, local and foreign
income taxes paid in cash by SDOI during such period:	$__________________

5. All operating expenses paid in cash by SDOI during such period:	$__________________

6. Consolidated Interest Expense paid in cash by SDOI
during such period:	$__________________

7. All scheduled principal payments made by SDOI
during such period on account of Indebtedness (including, without limitation, obligations with respect to Capital Leases, but excluding all voluntary and mandatory prepayments and all principal payments made in connection with any revolving credit facility which do not result in a permanent
reduction of such facility):	$__________________

8. Restricted Payments paid in cash by SDOI during such period:	$__________________

9. Item 1 minus Items 2, 3, 4 and 5:	$__________________

10. Sum of Items 6, 7, and 8:	$__________________

11. Fixed Charge Coverage Ratio (Item 9 : Item 10):	_________ : _________

12. Minimum Fixed Charge Coverage Ratio:	1.10 : 1.00

In compliance with Minimum Liquidity or Fixed Charge Coverage Ratio covenant, pursuant to Section 5.22(a) of the Term Loan Agreement (i.e.,
Liquidity for the Applicable Reference Period is not less than Minimum
Liquidity OR, at any time on or after the first date upon which the
Applicable Reference Period is March 31, 2019, Liquidity for the
Applicable Reference Period is less than Minimum Liquidity but
Item 11 is greater than or equal to Item 12):	[Yes/No]

C. Maximum TPB Consolidated Total Leverage Ratio

TPB Consolidated Total Leverage Ratio as of the end date of the Applicable
Reference Period listed above:	_________ : _________

Maximum TPB Consolidated Total Leverage Ratio:	_________ : ________[4]

In compliance with Maximum TPB Consolidated Total Leverage Ratio
covenant, pursuant to Section 5.22(b) of the Term Loan Agreement:	[Yes/No]

D. Maximum TPB Consolidated Senior Leverage Ratio

TPB Consolidated Senior Leverage Ratio as of the end date of the Applicable
Reference Period listed above:	_________ : _________

Maximum TPB Consolidated Senior Leverage Ratio:	_________ : ________[5]

In compliance with the Maximum TPB Consolidated Senior Leverage Ratio
covenant, pursuant to Section 5.22(c) of the Term Loan Agreement:	[Yes/No]

[4]	Closing Date through December 30, 2018:	6.00 : 1.00
	December 31, 2018 through December 30, 2019:	5.75 : 1.00
	December 31, 2019 and thereafter:	5.50 : 1.00
[5]	Closing Date through December 30, 2018:	5.00 to 1.00
	December 31, 2018 through December 30, 2019:	4.75 to 1.00
	December 31, 2019 and thereafter:	4.50 to 1.00

Appendix III

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered audited financial statements to the Term Agent prior to the date of this certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the determination of the calculation of the financial statements described in the Term Loan Agreement].

Appendix IV

Except as set forth below, there has been no change to the information provided in Schedule 3.16 to the Term Loan Agreement since the date of the most recently delivered Compliance Certificate.

Appendix V

Except as set forth below, there has been no change to the information provided in Schedule 1 to the Security Agreement since the date of the most recently delivered Compliance Certificate.

Final Form

EXHIBIT 10.1(a)
TO
TERM LOAN AGREEMENT

[FORM OF] ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between ___________ (the “Assignor”) and ___________ (the “Assignee”).

The parties hereto hereby agree as follows:

Borrowers:	Standard Diversified Opportunities Inc., a Delaware corporation, Standard Outdoor LLC, a Delaware limited liability company, Standard Outdoor Southwest LLC, a Delaware limited liability company, Standard Outdoor Southeast I LLC, a Delaware limited liability company, Standard Outdoor Southeast II LLC, a Delaware limited liability company, and the other Persons party thereto that are designated as “Borrowers” (each a “Borrower” and collectively, the “Borrowers”)

Agent:	Crystal Financial LLC, as administrative agent and collateral agent (in such capacities, the “Term Agent”) for the financial institutions from time to time party to the Term Loan Agreement (the “Term Lenders”)

Loan Agreement:	Term Loan Agreement, dated as of February 2, 2018, among the Borrowers, the Term Lenders and the Term Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; capitalized terms used herein without definition are used as defined in the Term Loan Agreement)

[Trade Date:	_________, ____][1]

Effective Date:	_________, ____[2]

[1]	Insert for informational purposes only if needed to determine other arrangements between the Assignor and the Assignee.
[2]	To be filled out by Term Agent upon entry in the Register.

Section 1.3

Delayed Draw Term Loan Commitment Percentage Assigned:	__________%

Term Loan Percentage Assigned:	__________%

Section 2.           After giving effect to this Assignment, the Assignor’s and the Assignee’s Delayed Draw Term Loan Commitments and the amount of the Term Loans owing to the Assignor and the Assignee will be as set forth below:

Assignor’s Delayed Draw Term Loan Commitment:	$___________

Assignee’s Delayed Draw Term Loan Commitment:	$___________

Aggregate Outstanding Principal Amount of Term Loans
Owing to Assignor:	$___________

Aggregate Outstanding Principal Amount of Term Loans
Owing to Assignee:	$___________

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

3 Set forth, to at least 9 decimals, the Assigned Interest (as such term is defined herein) as a percentage of the aggregate Delayed Draw Term Loan Commitments or amount of the Term Loans in the facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned, not on the percentage listed.

Section 3.          Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Term Lender under the Term Loan Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 4.          Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and the Term Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Term Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Term Loans and Delayed Draw Term Loan Commitments, the percentage of the Term Loans and Delayed Draw Term Loan Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Borrower or the performance or nonperformance by any Borrower of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Term Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Term Agent exchange such Term Notes for new Term Notes in accordance with Section 1.2 of the Term Loan Agreement.

Section 5.          Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and the Term Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an existing Term Lender, an Affiliate or Approved Fund of an existing Term Lender, (iii) it is not a Borrower or an Affiliate of a Borrower or a holder of Subordinated Indebtedness or an Affiliate of such a holder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either the Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (v) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Term Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signatory for the Assignee and is authorized to execute, sign and deliver this Assignment, (b) appoints and authorizes the Term Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Term Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Term Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon the Term Agent, any Term Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Term Lender, it may receive material non-public information and confidential information concerning the Borrowers and their Affiliates and their Stock and agrees to use such information in accordance with Section 8.10 of the Term Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Term Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 8.9 of the Term Loan Agreement and (h) to the extent required pursuant to Section 9.1(f) of the Term Loan Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 6.          Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor and Assignee, this Assignment (including its attachments) will be delivered to the Term Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Term Agent and (ii) the recording of this Assignment in the Register. The Term Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 7.          Effect. As of the Effective Date, (a) Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Term Lender under the Term Loan Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Term Loan Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 8.          Distribution of Payments. On and after the Effective Date, the Term Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 9.          Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)          On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, the Assignee, the Term Agent and their Related Persons and their successors and assigns.

(c)          The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Assignment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) but without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

(d)          This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)          Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office (and address for notices):

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE FOR ASSIGNMENT FOR TERM LOAN AGREEMENT]

ACCEPTED and AGREED
this ____ day of ______________ _____:

CRYSTAL FINANCIAL LLC,
as Term Agent

By:
Name:
Title:

[STANDARD DIVERSIFIED
OPPORTUNITIES INC.,
as Designated Borrower

By:
Name:
Title:]

[SIGNATURE PAGE FOR ASSIGNMENT FOR TERM LOAN AGREEMENT]

Final Form

EXHIBIT 10.1(b)
TO
TERM LOAN AGREEMENT

[FORM OF] INITIAL TERM NOTE

Lender: [NAME OF TERM LENDER]

Principal Amount: $_______ (the “Principal Amount”)	[________________], [____]

FOR VALUE RECEIVED, the undersigned, Standard Diversified Opportunities Inc., a Delaware corporation, Standard Outdoor LLC, a Delaware limited liability company, Standard Outdoor Southwest LLC, a Delaware limited liability company, Standard Outdoor Southeast I LLC, a Delaware limited liability company, Standard Outdoor Southeast II LLC, a Delaware limited liability company, the other Persons party to the Term Loan Agreement referred to below that are designated as “Borrowers” (each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the Term Lender set forth above (the “Term Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Initial Term Loan (as defined in the Term Loan Agreement referred to below) of the Term Lender to the Borrowers, payable at such times and in such amounts as are specified in the Term Loan Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Initial Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Term Loan Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrowers.

Both principal and interest are payable in Dollars to Crystal Financial LLC, as administrative agent (in such capacity, the “Term Agent”), at the address set forth in the Term Loan Agreement, in immediately available funds.

This Initial Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of February 2, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrowers, the financial institutions from time to time party thereto and the Term Agent. Capitalized terms used herein without definition are used as defined in the Term Loan Agreement.

The Term Loan Agreement, among other things, (a) provides for the making of the Initial Term Loan by the Term Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Initial Term Loan being evidenced by this Initial Term Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Initial Term Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Initial Term Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Term Loan Agreement, including all of Sections 8.18 (Governing Law and Jurisdiction), 8.19 (Waiver of Jury Trial) and 10.2 (Other Interpretive Provisions) thereof.

This Initial Term Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

The Term Lender’s books and records concerning the Initial Term Loan, the accrual of interest thereon, and the repayment of such Initial Term Loan, shall be prima facie evidence of the indebtedness to the Term Lender hereunder.

No delay or omission by the Term Lender in exercising or enforcing any of such Term Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

The Borrowers assent to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Term Lender with respect to this Initial Term Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrowers or any other Person obligated on account of this Initial Term Note.

This Initial Term Note shall be binding upon the Borrowers jointly and severally, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Term Lender and its successors, endorsees, and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrowers have caused this Initial Term Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

STANDARD DIVERSIFIED OPPORTUNITIES INC., a Delaware corporation

By:
Name:
Title:

STANDARD OUTDOOR LLC, a Delaware limited liability company

By:
Name:
Title:

STANDARD OUTDOOR SOUTHWEST LLC, a Delaware limited liability company

By:
Name:
Title:

STANDARD OUTDOOR SOUTHEAST I LLC, a Delaware limited liability company

By:
Name:
Title:

STANDARD OUTDOOR SOUTHEAST II LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Initial Term Note]

Final Form

EXHIBIT 10.1(c)
TO
TERM LOAN AGREEMENT

[FORM OF] DELAYED DRAW TERM NOTE

Lender: [NAME OF TERM LENDER]
Principal Amount: $_______ (the “Principal Amount”)	[________________], [____]

FOR VALUE RECEIVED, the undersigned, Standard Diversified Opportunities Inc., a Delaware corporation, Standard Outdoor LLC, a Delaware limited liability company, Standard Outdoor Southwest LLC, a Delaware limited liability company, Standard Outdoor Southeast I LLC, a Delaware limited liability company, Standard Outdoor Southeast II LLC, a Delaware limited liability company, the other Persons party to the Term Loan Agreement referred to below that are designated as “Borrowers” (each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the Term Lender set forth above (the “Term Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Delayed Draw Term Loan (as defined in the Term Loan Agreement referred to below) of the Term Lender to the Borrowers, payable at such times and in such amounts as are specified in the Term Loan Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Delayed Draw Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Term Loan Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrowers.

Both principal and interest are payable in Dollars to Crystal Financial LLC, as administrative agent (in such capacity, the “Term Agent”), at the address set forth in the Term Loan Agreement, in immediately available funds.

This Delayed Draw Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of February 2, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrowers, the financial institutions from time to time party thereto and the Term Agent. Capitalized terms used herein without definition are used as defined in the Term Loan Agreement.

The Term Loan Agreement, among other things, (a) provides for the making of the Delayed Draw Term Loan by the Term Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Delayed Draw Term Loan being evidenced by this Delayed Draw Term Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Delayed Draw Term Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Delayed Draw Term Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Term Loan Agreement, including all of Sections 8.18 (Governing Law and Jurisdiction), 8.19 (Waiver of Jury Trial) and 10.2 (Other Interpretive Provisions) thereof.

This Delayed Draw Term Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

The Term Lender’s books and records concerning the Delayed Draw Term Loan, the accrual of interest thereon, and the repayment of such Delayed Draw Term Loan, shall be prima facie evidence of the indebtedness to the Term Lender hereunder.

No delay or omission by the Term Lender in exercising or enforcing any of such Term Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

The Borrowers assent to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Term Lender with respect to this Delayed Draw Term Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrowers or any other Person obligated on account of this Delayed Draw Term Note.

This Delayed Draw Term Note shall be binding upon the Borrowers jointly and severally, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Term Lender and its successors, endorsees, and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrowers have caused this Delayed Draw Term Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

STANDARD DIVERSIFIED OPPORTUNITIES INC.,
a Delaware corporation

By:
Name:
Title:

STANDARD OUTDOOR LLC, a Delaware limited
liability company

By:
Name:
Title:

STANDARD OUTDOOR SOUTHWEST LLC, a
Delaware limited liability company

By:
Name:
Title:

STANDARD OUTDOOR SOUTHEAST I LLC, a
Delaware limited liability company

By:
Name:
Title:

STANDARD OUTDOOR SOUTHEAST II LLC, a
Delaware limited liability company

By:
Name:
Title:

[Signature Page to Delayed Draw Term Note]

Final Form

Exhibit 10.1(d)

[FORM OF] DELAYED DRAW TERM LOAN BORROWING REQUEST

[________________], [____]

Crystal Financial LLC,

as Term Agent
Two International Place, 17th Floor

Boston, Massachusetts 02110

Ladies and Gentlemen:

Please refer to the Term Loan Agreement dated as of February 2, 2018 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Term Loan Agreement”), by and among Standard Diversified Opportunities Inc., a Delaware corporation, Standard Outdoor LLC, a Delaware limited liability company, Standard Outdoor Southwest LLC, a Delaware limited liability company, Standard Outdoor Southeast I LLC, a Delaware limited liability company, Standard Outdoor Southeast II LLC, a Delaware limited liability company, the other Persons party thereto that are designated as “Borrowers” (each a “Borrower” and collectively the “Borrowers”), the Term Lenders from time to time party thereto, and Crystal Financial LLC, as Term Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Term Loan Agreement.

The Designated Borrower hereby requests a borrowing under the Term Loan Agreement as follows:

The aggregate amount of the proposed Delayed Draw Term Loan Borrowing is $[______________]. The requested date for the proposed Delayed Draw Term Loan Borrowing (which is a Business Day) is [______________], 20[__].

This Delayed Draw Term Loan Borrowing Request is made pursuant to Section 2.2 of the Term Loan Agreement and constitutes a representation and warranty by the Borrowers that all of the conditions specified in Section 2.2 of the Term Loan Agreement will be satisfied at the time of the making of the Delayed Draw Term Loan and a reaffirmation by each Borrower of the granting and continuance of the Term Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

In furtherance of the foregoing:

(1) the Borrowers have attached as Exhibit A hereto a funds-flow memorandum that conforms to the requirements set forth in Sections 2.2(a) and 3.8 of the Term Loan Agreement;

(2) the Borrowers hereby certify that:

(a) since the date of the most recent audited financial information delivered to the Term Agent in respect of Borrowers prior to the Closing Date, no Material Adverse Effect has occurred;

(b) no action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to (i) materially and adversely affect the transactions contemplated by the Term Loan Agreement or (ii) result in a Material Adverse Effect;

(c) the representations and warranties of the Borrowers set forth in the Term Loan Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of the requested Delayed Draw Term Loan Borrowing (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date); provided, however, that the representations and warranties set forth in Section 3.30 of the Term Loan Agreement shall be deemed to refer to the Permitted Acquisition to be consummated on the date of such Delayed Draw Term Loan Borrowing, instead of the Quality Acquisition, mutatis mutandis; and

(d) no Default or Event of Default has occurred and is continuing or will result after giving effect to the requested Delayed Draw Term Loan Borrowing.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Designated Borrower has caused this Delayed Draw Term Loan Borrowing Request to be executed as of the date first above written.

STANDARD DIVERSIFIED OPPORTUNITIES INC., a Delaware corporation, as Designated Borrower

By:
Name:
Title:

[Signature Page to Delayed Draw Term Loan Borrowing Request]